LEASE OF THE LAND


                            By and Between

                SUMITOMO BANK LEASING AND FINANCE, INC.,
                        a Delaware corporation


                             as Landlord

                                 and

                        READ-RITE CORPORATION,
                        a Delaware corporation




                              as Tenant



                                for
                       Premises located in
                       Fremont, California







      	THIS LEASE IS NOT INTENDED TO CONSTITUTE A TRUE LEASE
           	FOR INCOME TAX PURPOSES.  SEE SECTION 18.2


                        TABLE OF CONTENTS

                                                             	Page

 ARTICLE 1
 BASIC LEASE PROVISIONS

 1.1 Date of Lease                                              1
 1.2 Landlord                                                   1
 1.3 Tenant                                                     1
 1.4 Land                                                       1
 1.5 Premises                                                   1
 1.6 Term                                                       1
 1.7 Rent Commencement Date                                     1
 1.8 Base Rent                                                  1
 1.9 Addresses for Notice                                       1
 1.10 Wire Transfer Instructions                                2

 ARTICLE 2
 DEFINITIONS

 2.1 Additional Rent                                            2
 2.2 Advance                                                    2
 2.3 Base Rent                                                  2
 2.4 City                                                       2
 2.5 Commitment Amount                                          3
 2.6 Consolidated Cash Flow                                     3
 2.7 Consolidated Tangible Net Worth                            3
 2.8 Default Rate                                               3
 2.9 Entity                                                     3
 2.10 ERISA Group                                               3
 2.10 Eurocurrency Reserve Requirements                         3
 2.12 Event of Default                                          3
 2.13 Governmental Action                                       3
 2.14 Governmental Authority                                    3
 2.15 Guaranteed Residual Value                                 4
 2.16 Initial Advance                                           4
 2.17 Land                                                      4
 2.18 Landlord Affiliate                                        4
 2.19 Lease Investment Balance                                  4
 2.20 Legal Requirements                                        4
 2.21 LIBOR Rate                                                4
 2.22 Multiemployer Plan                                        4
 2.23 Notice                                                    5
 2.24 Official Records                                          5
 2.25 Permitted Title Exceptions                                5
 2.26 Plan                                                      5
 2.27 Premises                                                  5
 2.28 Real Estate Taxes                                         5
 2.29 Rent Commencement Date                                    5
 2.30 Rent Payment Date                                         5
 2.31 SBLF Deed of Trust                                        5
 2.32 Taking                                                    5
 2.33 Tenant's Property                                         5
 2.34 Term                                                      5
 2.35 Terminology                                               5

 ARTICLE 3
 DEMISE

 3.1 Premises                                                   6

 ARTICLE 4
 TERM

 4.1 Term                                                       6
 4.2 Holding Over                                               6

 ARTICLE 5
 RENT

 5.1 Base Rent                                                  6
 5.2 Proration                                                  7
 5.3 No Abatement of Rent                                       7
 5.4 Delinquent Rent                                            7
 5.5 Additional Rent                                            7

 ARTICLE 6
 TAXES

 6.1 Real Estate Taxes                                          7
 6.2 Personal Property Taxes                                    8
 6.3 Right to Contest                                           8
 6.4 Additional Charges                                         8

 ARTICLE 7
 INSURANCE

 7.1 Liability Insurance                                        9
 7.2 Builders' Risk Insurance                                   9
 7.3 All-Risk Insurance                                         9
 7.4 General Requirements                                      10
 7.5 Waiver of Subrogation                                     10
 7.6 Indemnity                                                 10

 ARTICLE 8
 USE

 8.1 Use                                                       11
 8.2 Contest of Legal Requirements                             12



 ARTICLE 9
 UTILITIES AND SERVICES

 9.1 Services to the Premises                                  13

 ARTICLE 10
 MAINTENANCE AND REPAIRS; SURRENDER OF THE PREMISES

 10.1 Tenant Obligation                                        13
 10.2 Surrender of the Premises                                13

 ARTICLE 11
 ASSIGNMENT BY LANDLORD

 11.1 Further Mortgages or Encumbrances by Landlord            13
 11.2 Landlord's Right to Sell                                 13
 11.3 Transfer of Funds and Property                           14

 ARTICLE 12
 ASSIGNMENT AND SUBLEASING

 12.1 Right to Assign                                          14
 12.2 Right to Sublet                                          14
 12.3 Mortgage by Tenant                                       15

 ARTICLE 13
 EMINENT DOMAIN

 13.1 Total or Substantial Taking                              15
 13.2 Partial Taking                                           15
 13.3 Temporary Taking                                         15
 13.4 Damages                                                  15
 13.5 Notice and Execution                                     15

 ARTICLE 14
 DAMAGE OR DESTRUCTION

 14.1 Casualty Insurance Proceeds                              16

 ARTICLE 15
 QUIET ENJOYMENT

 15.1 Quiet Enjoyment                                          16

 ARTICLE 16
 DEFAULT

 16.1 Default                                                  16
 16.2 Contest by Tenant                                        18
 16.3 Landlord's Remedies                                      18
 16.4 No Waiver                                                19
 16.5 Effect of Assignment                                     19
 16.6 Landlord Cure Right                                      20

 ARTICLE 17
 TENANT'S OPTION TO PURCHASE OR TERMINATE

 17.1 Option To Purchase Premises                              20
 17.2 Termination Option                                       21

 ARTICLE 18
 MISCELLANEOUS

 18.1 Relationship                                             23
 18.2 Form of Transaction: Certain Tax Matters                 23
 18.3 Notices                                                  23
 18.4 Severability of Provisions                               24
 18.5 Entire Agreement: Amendment                              24
 18.6 Memorandum of Lease of the Land                          24
 18.7 Successors and Assigns                                   24
 18.8 Commissions                                              24
 18.9 Attorneys' Fees                                          24
 18.10 Governing Law                                           24
 18.11 Counterparts                                            25
 18.12 Time Is of the Essence                                  25
 18.13 No Third Party Beneficiaries                            25
 18.14 Limitations on Recourse                                 25
 18.15 Estoppel Certificates                                   25
 18.16 As-Is Lease                                             25
 18.17 Net Lease                                               25
 18.18 Landlord's Representations and Warranties               25
 18.19 Tenant's Representations and Warranties                 26
 18.20 Tenant's Waiver of Demand for Possession                29
 18.21 Financial Reporting                                     29
 18.22 Regulation D Compensation                               30

 ARTICLE 19
 INDEMNIFICATION

 19.1 Tax Indemnity                                            30
 19.2 Environmental Indemnity                                  31
 19.3 General Indemnity                                        31

 ARTICLE 20
 COVENANTS OF LANDLORD

 20.1 Title                                                    31
 20.2 Land Use                                                 32
 20.3 Transfer of Property Interests                           32



                         	LEASE OF THE LAND


THIS LEASE OF THE LAND ("Lease") by and between SUMITOMO BANK LEASING
AND FINANCE, INC., a Delaware corporation ("Landlord"), and READ-RITE CORPORATION, a Delaware corporation ("Tenant"), is entered into as of the date set forth in Article 1 and shall be effective and binding upon the parties hereto as of such date. Capitalized terms used in this Lease shall have the definitions set forth in Article 2 or in the text of this Lease.

In consideration of the Base Rent reserved herein, and the terms, covenants and conditions set forth below, Landlord and Tenant hereby agree as follows:



ARTICLE 1
BASIC LEASE PROVISIONS

1.1 	Date of Lease:   April 25, 1996.

1.2 	Landlord:        Sumitomo Bank Leasing and Finance, Inc.,
                      a Delaware corporation.

1.3 	Tenant:          Read-Rite Corporation, a
                      Delaware corporation.

1.4 	Land:            That certain tract of land located in the City
                      of Fremont, County of Alameda, California, as more particularly described on Exhibit A attached hereto together with all easements, rights of way, appurtenances and other rights and benefits belonging or pertaining to such Land. Landlord makes no representations as to the accuracy of the description of the Land.

1.5 	Premises:        The Land.

1.6 	Term:            The Term of this Lease shall commence on the
                      Date of Lease set forth in Section 1.1 above and shall expire on April 25, 1999 ("Expiration Date"). The Term shall cease upon, and shall not refer to any period of time after, termination of this Lease (whether pursuant to the terms of the Lease, by operation of law, or otherwise).

1.7 Rent Commencement Date:

                         The rent commencement date shall be the Date of
                      Lease.

1.8 	Base Rent:       As described in Section 2.3.

1.9 	Addresses for Notices:

LANDLORD:                            TENANT:

Sumitomo Bank Leasing and            Read-Rite Corporation
Finance, Inc.                        345 Los Coches Street
277 Park Avenue                      Milpitas, CA  95035
New York, NY  10172                  Attention:  Jane Conn,
Attention:  Chief Credit Officer                   Treasurer

With a copy to:                      With a copy to:

Graham & James LLP                   Wilson, Sonsini, Goodrich & Rosati
One Maritime Plaza                   650 Page Mill Road
Suite 300                            Palo Alto, CA  94304
San Francisco, CA  94111             Attention:  Bradford C. O'Brien, Esq.
Attention:  Bruce W. Hyman, Esq.

1.10 	Wire Transfer Instructions:

Morgan Guaranty Trust Company of New York
ABA#021000238
For credit to The Sumitomo Bank, Limited A/C #631-28-256
Further credit to Sumitomo Bank Leasing and Finance, Inc. A/C No. 283572

This Article 1 is intended to supplement and/or summarize the provisions set forth in the balance of this Lease. If there is any conflict between any provisions contained in this Article 1 and the balance of this Lease, the balance of this Lease shall control.

ARTICLE 2
DEFINITIONS

For purposes of this Lease, the following defined terms shall have the meanings set forth in this Article 2.

     2.1 Additional Rent. "Additional Rent" shall mean any amounts other than Base Rent payable by Tenant to Landlord or to other Entities on Landlord's behalf as required under this Lease, specifically including, but without limitation, payment of the Guaranteed Residual Value, and break-funding costs of Landlord related to the Lease Investment Balance (as defined below) arising out of unscheduled payments or exercise of the Purchase Option pursuant to Section 17.1 below other than on a Rent Payment Date.

     2.2 Advance. "Advance" shall mean (i) the items and/or amounts described in Exhibit B; (ii) Real Estate Taxes (excluding Landlord Taxes); and (iii) any other payment paid by Landlord, as landlord under this Lease for which Landlord is entitled to reimbursement or repayment by Tenant pursuant to the terms of this Lease.

     2.3 Base Rent. "Base Rent" shall mean, as of a Rent Payment Date, that annual amount equal to the product obtained by multiplying the Lease Investment Balance (at the time of the relevant calculation) by the sum of the LIBOR Rate plus 88.5 basis points, which annual amount is then prorated on the basis of a 360 day year and the actual number of days elapsed.

     2.4  City.  "City" shall mean the City of Fremont, California.

     2.5 Commitment Amount. "Commitment Amount" shall mean TEN MILLION and no/100 Dollars ($10,000,000.00).

     2.6 Consolidated Cash Flow. "Consolidated Cash Flow" shall mean the following amounts for Tenant and its subsidiaries on a consolidated basis determined in accordance with GAAP for the period in question: Consolidated Net Income (defined in accordance with GAAP) for such period, plus the current portion of the provision for income tax for such period plus interest expenses for such period plus operating lease expenses for such period.

     2.7 Consolidated Tangible Net Worth. "Consolidated Tangible Net Worth" shall mean at any date as of which the amount thereof shall be determined, the sum of the capital stock and additional paid-in capital plus retained earnings (or minus accumulated deficit) of Tenant and its subsidiaries minus intangible assets on a consolidated basis determined in accordance with generally accepted accounting principles. Consolidated Tangible Net Worth shall be calculated without giving effect to any foreign currency translation adjustments.

     2.8 Default Rate. "Default Rate" shall mean with respect to the Lease Investment Balance, the one (1) month LIBOR Rate plus 245 basis points. Notwithstanding the foregoing, in the event that the foregoing Default Rate shall be in violation of any usury or similar law, then the Default Rate shall be reduced to the extent necessary to cause the Default Rate to comply with any usury or similar law.

     2.9 Entity. "Entity" shall mean any person, corporation, partnership (general or limited), joint venture, association, limited liability company, joint stock company, trust or other business entity or organization.

     2.10 ERISA Group. "ERISA Group" shall mean Tenant and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which are treated as a single employer under Section 414 of the Code.

     2.11 Eurocurrency Reserve Requirements. "Eurocurrency Reserve Requirements" shall mean the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System ("Board") or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.

     2.12 Event of Default. "Event of Default" shall have the meaning set forth in Section 16.1.

     2.13 Governmental Action. "Governmental Action" shall mean all permits, authorizations, registrations, consents, approvals, waivers, exceptions, variances, orders, judgments, written interpretations, decrees, licenses, exemptions, publications, filings, notices to and declarations of or with, or required by, any Governmental Authority, or required by any applicable law, and shall include without limitation, all environmental and operating permits and licenses that are required for the full use, occupancy, zoning and operation of the Premises.

     2.14 Governmental Authority. "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     2.15 Guaranteed Residual Value. "Guaranteed Residual Value" shall mean ninety-seven percent (97%) of the Lease Investment Balance.

     2.16 Initial Advance. "Initial Advance" shall mean the amounts described in Exhibit B pertaining to execution of this Lease and the acquisition of the Land.

     2.17 Land. "Land" shall have the meaning set forth in the Basic Lease Provisions.

     2.18 Landlord Affiliate. "Landlord Affiliate" shall mean any entity which controls, is controlled by or is under the common control of Landlord and the acquisition of the Land.

     2.19 Lease Investment Balance. "Lease Investment Balance" shall mean, at the time in question, the aggregate amount of all Advances made by Landlord reduced by the following: (1)the aggregate of all amounts received by Landlord pursuant to the provisions of Article 13 (Eminent Domain),
Article 14 (Damage or Destruction), Section 16.3 (Landlord's Remedies),
Section 17.1 (Option to Purchase Premises), and/or Section 17.2 (Termination Option); and (2) the aggregate of all amounts received by Landlord in respect of this Lease or any related agreement that are not otherwise applied to reduce the Lease Investment Balance and which constitute a repayment or reduction of the amounts placed at risk by the Landlord, excluding for purposes of this clause amounts paid as rent hereunder, reimbursement for expenses, fees and similar items incurred by Landlord and payable by Tenant to Landlord under the Lease and the SBLF Deed of Trust.

     2.20 Legal Requirements. "Legal Requirements" shall mean all statutes, codes, laws, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, permits, licenses, authorizations, directions and requirements of all federal, state, county, municipal and other govern-ments, departments, commissions, boards, courts, authorities, officials and officers, which now or at any time hereafter are applicable to this Lease or applicable to and enforceable against the Premises, any improvements or any part thereof, as applicable.

     2.21 LIBOR Rate. "LIBOR Rate" shall mean, for each Borrowing Period (as defined below) the annualized rate determined by The Sumitomo Bank, Limited (the "Bank") as the rate that would be offered to Bank's
San Francisco or New York office for U.S. dollar deposits in the London Interbank Market as quoted for the mid-morning average Libor Rate published by Reuters Monitoring Systems for the applicable Borrowing Period for the entire then outstanding principal balance hereof (rounded upwards to the next higher 1/16th of 1% if such quoted rate is not a multiple of 1/16) for deposits by the Bank of immediately available dollars in the London Interbank Market on the day two (2) business days preceding the first day of the term of that Borrowing Period. In the event the Reuters quote is not available, the British Banker's Association's Interest Settlement Rate should be used.

"Borrowing Period" shall mean 1, 3, 6, 9 or 12 months as selected by Tenant from time to time during the balance of the Term of the Lease at least three (3) business days prior to the end of the then current Borrowing Period (provided that, if Tenant fails to so select a Borrowing Period prior to the end of the current Borrowing Period or if Tenant is then in default under this Lease, a Borrowing Period of one (1) month shall be deemed to have been selected by Tenant); provided, however, there shall not be more than three (3) LIBOR rates in effect at any time.

     2.22 Multiemployer Plan. "Multiemployer Plan" shall mean at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five (5) plan years made contributions, including for these purposes any person which ceased to be a member of the ERISA Group during such five (5) year period.

     2.23 Notice. "Notice" shall mean a written advice, request, demand or notification required or permitted by this Lease, as more particularly provided in Section 18.3.

     2.24 Official Records. "Official Records" shall mean the official records of Alameda County, California.

     2.25 Permitted Title Exceptions. "Permitted Title Exceptions" shall mean the following: (1) the exceptions set forth in Exhibit C; (2) any exceptions created or caused by Tenant or to which Tenant consents in writing; (3) taxes and assessments (excluding Landlord Taxes as defined in Section 6.1 below) not yet due and payable; (4) the SBLF Deed of Trust;
(5) all title defects, liens, encumbrances, deeds of trust, mortgages, rights-of-way, and restrictive covenants and conditions affecting the Land unless any of the foregoing arise as a result of Landlord's actions or with Landlord's written consent (unless such actions taken or consent given by Landlord are requested in writing by Tenant); and (6) this Lease.

     2.26 Plan. "Plan" shall mean at any time an employee pension benefit plan (other than a Multiemployer Plan) which either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group, or (ii) has at any time within the preceding five (5) years been maintained, or contributed to, by any person which was at such time a member of the ERISA Group for employees of any person which was at such time a member of the ERISA Group.

     2.27 Premises. "Premises" shall have the meaning set forth in the Basic Lease Provisions.

     2.28 Real Estate Taxes. "Real Estate Taxes" shall have the meaning set forth in Section 6.1(b).

     2.29 Rent Commencement Date. "Rent Commencement Date" shall have the meaning set forth in the Basic Lease Provisions.

     2.30 Rent Payment Date. "Rent Payment Date" shall have the meaning set forth in Section 5.1.

     2.31 SBLF Deed of Trust. "SBLF Deed of Trust" shall mean that certain deed of trust executed by Tenant in favor of Landlord of even date herewith.


     2.32 Taking.  "Taking" shall have the meaning set forth in
Section 13.1.

     2.33 Tenant's Property. "Tenant's Property" shall mean any process equipment, fixtures, furniture, furnishings, personal property or trade fixtures which are purchased or constructed with funds of Tenant and not purchased, paid for, or otherwise financed by Advances made by Landlord, whether or not installed upon the Land.

     2.34 Term. "Term" shall have the meaning set forth in the Basic Lease Provisions.

     2.35 Terminology. All personal pronouns used in this Lease shall include all other genders. The singular shall include the plural and the plural shall include the singular. Titles of Articles, Sections and Subsections in this Lease are for convenience only and neither limit nor amplify the provisions of this Lease, and all references in this Lease to Articles, Sections or Subsections shall refer to the corresponding Article, Section or Subsection of this Lease unless specific reference is made to the articles, sections or other subdivisions of another document or instrument. The word "days" or "business days" as used herein shall mean business days (i.e., excluding holidays when banks in California, New York and London (with respect to payment of Base Rent and the determination of the LIBOR Rate) are generally closed for business and weekends) unless otherwise expressly stated. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles as in effect from time to time, applied on a basis consistent with the most recent audited consolidated financial statements of the Tenant and its subsidiaries delivered to Landlord.

 ARTICLE 3
 DEMISE

     3.1 Premises. Subject to the terms, covenants and conditions contained herein, Landlord hereby leases the Premises to Tenant, and Tenant hereby leases from Landlord, the Premises, together with all rights, privileges, easements and appurtenances relating to the Premises.

 ARTICLE 4
 TERM

     4.1  Term.  The Term of this Lease is specified in Article 1.

     4.2 Holding Over. If Tenant remains in possession of the Premises after the expiration of the Term without executing a new lease, such hold-ing over shall be construed as a tenancy from month-to-month, subject to all terms, covenants and conditions herein contained, and the Base Rent shall be calculated based upon the Default Rate and shall be required to be paid by tenant during such holding over in the same manner as during the Term.

 ARTICLE 5
 RENT

     5.1 Base Rent. Commencing upon the Rent Commencement Date and continuing thereafter throughout the Term, Tenant shall pay Base Rent to Landlord, or at such other place as Landlord may from time to time instruct. Tenant shall pay Base Rent by wire transfer. Landlord shall supply Tenant with such bank account information as Tenant shall require to enable payment by wire transfer of Federal funds or by ACH transfer to the account described in Section 1.10. Rental payments shall be payable month-ly in arrears on the twentieth (20th) day of each successive month, except that the last installment of Base Rent shall be payable on the last day of the Term (each such date shall be a "Rent Payment Date"). No sooner than thirty (30) days or later than ten (10) days prior to the due date for any installment of Base Rent hereunder, Landlord shall deliver to Tenant a Notice indicating the exact dollar amount of the Base Rent that is due on such due date ("Invoice"). If Landlord fails to send the Invoice, Tenant shall pay the amount shown on the previous month's Invoice.

     5.2 Proration. If the Term expires or is otherwise terminated on other than the twentieth (20th) day of a calendar month, then Base Rent shall be prorated for the period from the immediately preceding Rent Payment Date until the end of the Term on the basis of actual days elapsed and a three hundred sixty (360) day year.

     5.3 No Abatement of Rent. Except as a consequence of a reduction in the Lease Investment Balance or the terms of Section 13.1 (Total or Substantial Taking) and Section 13.2 (Partial Taking) Tenant shall not be entitled to any abatement, diminution, reduction, setoff or postponement of Base Rent as a consequence of any inconvenience to, interruption of, cessation of or loss of Tenant's use or enjoyment of the Premises or as a result of any reason whatsoever.

     5.4 Delinquent Rent. Any Base Rent not paid on the due date shall accrue interest at the Default Rate from the date such Base Rent was originally due until the date such Base Rent is paid. All interest accrued on past due Base Rent shall be due and payable to Landlord at the time the Base Rent is paid, or upon demand by Landlord, if earlier.

     5.5 Additional Rent. Tenant agrees to pay all Additional Rent when it becomes due and payable under this Lease.

 ARTICLE 6
 TAXES

     6.1 	Real Estate Taxes.

        (a) Tenant shall pay, during the Term of this Lease, directly to the appropriate taxing authority all Real Estate Taxes (as defined below). If the Term expires or otherwise terminates at any time other than the beginning or end of a taxable year, Tenant's obligation to pay Real Estate Taxes shall be prorated on the basis of a 365-day year, so as to include only that portion of the taxable year which is a part of the Term.

        (b) Except to the extent that Real Estate Tax bills and statements are sent directly to Tenant by the taxing authority, upon receipt by Landlord of the tax bills or statements, Landlord will use reasonable efforts to promptly advise Tenant in writing of all Real Estate Taxes and shall deliver copies of all applicable tax bills or statements to Tenant. Tenant shall pay directly to the taxing authority all Real Estate Taxes prior to the later of (i) thirty (30) days after receipt by Tenant from Landlord of a copy of such bills and statements referred to above, or (ii) delinquency of any Real Estate Taxes. As used herein, the term "Real Estate Taxes" shall mean any and all taxes, governmental fees and similar charges or assessments levied or assessed against the improvements and/or the Land including, without limitation, ad valorem taxes and special assessments applicable to real property; provided, however, that Real Estate Taxes shall not include any Landlord Taxes (as defined below). Real Estate Taxes shall also include any and all documentary, transfer, sales, mortgage, recording or similar taxes imposed on Landlord or Tenant in connection with any sale of the Premises to a third party in accordance with this Lease following an Event of Default by Tenant or in a transaction to which Tenant is a party.

As used herein, the term "Landlord Taxes" shall mean any and all franchise, gains, gift, succession, excess profits, gross receipts, revenue, estate, rental, income or similar taxes or taxes in lieu thereof imposed upon Landlord or any party other than Tenant (or an affiliate thereof) and any withholding tax imposed as a collection device for, in lieu of, or other-wise related to any of the foregoing without regard to whether such tax is required to be collected by Tenant and without regard to whether Tenant would be liable for such withholding tax in the event it failed to so withhold. For purposes of the foregoing, an income tax shall include, with-out limitation, any tax imposed under the United States Internal Revenue Code, as well as any tax which could qualify as an "income tax" under United States Treasury Regulation Section 1.901-2 (except to the extent any such statute or regulation is subsequently modified to include a tax or other governmental charge of a materially different type and nature from the taxes currently described therein) and any income tax which may be payable under the laws of any jurisdiction either now or in the future. Real Estate Taxes for any given tax year shall exclude assessment installments that are not due and payable during such tax year.

     6.2 Personal Property Taxes. Tenant shall pay directly to the appropriate taxing authorities prior to delinquency any and all taxes and assessments levied or assessed during the Term upon or against Tenant's furniture, equipment, trade fixtures and any other personal property in the Premises.

     6.3 Right to Contest. Tenant shall not be required to pay any Real Estate Taxes or any other taxes for which Tenant is liable hereunder (including, without limitation, any taxes for which Tenant is required to indemnify Landlord under Section 19.1) (including penalties and interest), so long as (i) Tenant shall contest the same or the validity thereof by appropriate legal proceedings in such a manner to prevent the tax sale of any portion of the Premises and (ii) the position to be taken by Tenant pursuant to such contest would have a realistic possibility of success if litigated. For purposes of this Lease, Tenant may conclusively establish that a position to be taken in a contest would have a realistic possibility of success if litigated by providing to Landlord a letter from counsel stating an opinion to such effect. In the event of any such contest, Tenant shall, within thirty (30) days after the final determination thereof, pay and discharge the amounts determined to be due in accordance therewith and with the provisions of this Lease, together with any penalties, fines, interest, costs and expenses that may have accrued thereon or that may have resulted from Tenant's contest. Tenant also shall have a right to contest any taxes for which it is liable hereunder, but with regard to which the position to be taken pursuant to such contest would not have a realistic possibility of success if litigated, provided that Tenant pays such taxes on or prior to the date upon which such taxes are asserted to be due by the relevant governmental authority. Notwithstanding the foregoing provisions of this Section 6.3, Tenant shall have an unconditional right to contest (without prior payment) any taxes imposed by law upon Tenant rather than upon Landlord. Tenant's decision to pay any taxes prior to contesting its or another party's underlying liability therefore shall not be deemed to imply or suggest that the position to be taken in such contest would not have a realistic possibility of success if litigated. Landlord shall cooperate fully with Tenant in connection with the exercise of Tenant's right of contest contained herein, and in the event that applicable law shall require that Landlord, rather than Tenant, pursue legal proceedings for such contest, Landlord will initiate and pursue such contest upon Tenant's request and in accordance with Tenant's instructions (including, without limitation, Tenant's instructions as to the selection of legal counsel and matters of strategy or settlement); provided, however, that Landlord shall not be subject to any liability for the payment of any costs or expenses in connection with any such contest or proceedings, and Tenant will indemnify and save harmless Landlord from any such costs and expenses (including, without limitation, reasonable attorneys' fees, costs of court and appraisal costs), reimbursing Landlord therefor upon demand (or paying such costs and expenses directly when due, all as directed by Landlord). Tenant shall be entitled to any refund of any taxes and penalties or interest from any governmental authority to the extent the refund represents monies paid to the governmental authority by Tenant or paid by Landlord and reimbursed by Tenant.

     6.4 Additional Charges. All payments made by Tenant under this Lease shall be made free and clear of, and without reduction or withholding for or on account of, any present or future taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed pursuant to any Legal Requirement, excluding, however, any Landlord Taxes (all such nonexcluded taxes, levies, imposts, deductions, charges or withholdings being hereinafter called "Additional Charges"). Tenant shall be responsible for the payment of any such Additional Charges; and if any such Additional Charges are required to be withheld from any amounts payable to Landlord hereunder, then the amounts so payable to Landlord shall be increased by an amount
("Additional Amount") necessary to yield to Landlord (after payment of all Additional Charges) the Base Rent and other amounts payable hereunder at the rates or in the amounts specified in this Lease.
Whenever any Additional Charges are required to be withheld by Tenant, such Additional Charges shall be deducted or withheld by Tenant, and shall be paid by Tenant to the appropriate governmental authority in accordance with applicable Legal Requirements. As promptly as possible thereafter, Tenant shall send to Landlord for its own account a copy of an original official receipt (or other evidence of payment) received by Tenant showing payment thereof. If Tenant is required to pay Landlord any Additional Amount, Landlord shall use its best efforts (consistent with its internal policy and legal and regulatory restrictions) to change its jurisdiction if the making of such a change would avoid the need for, or reduce to the greatest extent possible the amount of, any such Additional Amount which may thereafter accrue and would not, in the reasonable judgment of Landlord be otherwise disadvantageous to Landlord. If Landlord subsequently receives a refund of any Additional Amounts, or if such Additional Amounts result in a net benefit to Landlord, the amount of such refund or net benefit shall be paid to Tenant within 30 days of the receipt of such refund or net benefit; provided, however, that the payment to Tenant shall not exceed the Additional Amount to which the refund or net benefit relates. The agreements in this Section 6.4 shall survive the termination of this Lease with respect to any Additional Charges that become due during the Term.

 ARTICLE 7
 INSURANCE

     7.1 Liability Insurance. At all times during the Term, Tenant shall obtain at Tenant's sole cost and expense a policy or policies of commercial general liability insurance on an "occurrence" basis against claims for "personal injury" liability, including bodily injury, death or property damage liability. The liability insurance policy shall contain coverage limits no less than the following: (1) Three Million Dollars ($3,000,000) per person; (2) Five Million Dollars ($5,000,000) per incident; and (3) One Million Dollars ($1,000,000) for property damage.

     7.2 Builders' Risk Insurance. With respect to any improvements which may be constructed on the Land, Tenant shall maintain or cause to be maintained a policy or policies of builders' risk insurance in an amount equal to the value upon completion of the work (exclusive of land, foundation, excavation, grading, landscaping, architectural and development fees and other items customarily excluded from such coverage), insuring against the risks customarily insured against under such insurance, including, fire, vandalism, malicious mischief, sprinkler leakage, lightning and windstorm.

     7.3 All-Risk Insurance. With respect to any improvement now or hereafter situated on the Land, prior to the termination of the builders' risk insurance required by Section 7.2, and at all times thereafter, Tenant shall, at Tenant's sole cost and expense, obtain and maintain, or cause to be obtained and maintained, a policy or policies of all-risk insurance covering the improvements, providing coverage against loss or damage by fire, vandalism, malicious mischief, sprinkler leakage, lightning, windstorm, and other insurable perils, as, under good insurance practice, from time to time are insured against under all-risk coverage for properties of similar character, age and location in an amount or amounts not less than one hundred percent (100%) of the then actual replacement cost (exclusive of land, foundation, excavations, grading, landscaping, architectural and development fees and other items customarily excluded from such coverage and without any deduction for depreciation).

     7.4 General Requirements. The insurance required under this Article 7 may be furnished under a "primary" policy and an "umbrella" policy or policies. Landlord shall be named as an additional insured under Tenant's policy of insurance required under Section 7.1. Tenant shall furnish Landlord with certificates from Tenant's insurers with respect to the insurance required to be carried hereunder on or before the date such insurance is required to be carried. The certificates shall state that such insurance is in full force and effect and that coverage will not be reduced below the amounts required under Section 7.1 or otherwise limited or cancelled without thirty (30) days' prior written notice to Landlord. Renewal certificates shall be furnished to Landlord not less than thirty
(30) days prior to the expiration of each such policy, provided, however, that Tenant shall not be required to provide Landlord with such renewal certificates prior to the expiration of each such policy so long as (i) Tenant provides Landlord with reasonable assurances within ten (10) days prior to the expiration of each such policy that there will be no lapse in the insurance coverage provided under such policy, and (ii) Tenant provides Landlord with such renewal certificates within ten (10) days following the expiration of each such policy. Any blanket insurance policy or policies that insure Tenant against the risks and for the amounts herein specified shall be deemed to satisfy the obligation of Tenant hereunder, provided that any such policy of blanket insurance shall specify the amount of the total insurance allocated to the risks required to be insured hereunder and such allocated amount meets the requirements of this Article 7. All insurance required by this Article 7 shall be with an insurance company licensed to do business in the State of California with a general policy-holder's rating, as rated by the most current available "Bests" Insurance Reports, of no less than A/XIII, and shall be non-contributing.

     7.5 Waiver of Subrogation. Notwithstanding anything to the contrary contained herein, to the extent permitted by law and so long as any in-surance coverage maintained by Tenant is not diminished by reason thereof, Tenant hereby (a) releases and waives any rights it may have against Landlord and its officers, agents and employees on account of any loss or damages occasioned to Tenant, its property or the Premises, and arising from any risk covered by any fire and extended coverage insurance main-tained by Tenant, whether or not due to the negligence of Landlord, its agents, employees, contractors, licensees, invitees or other persons, and
(b) waives on behalf of any insurer providing such insurance to Tenant any right of subrogation that any such insurer may have or acquire against Landlord or such persons by virtue of payment of any loss under such insurance. Tenant shall use its commercially reasonable efforts to cause its insurance policies to contain a waiver of subrogation clause in accordance with the foregoing.

     7.6 Indemnity. After receiving written notice from Landlord of a claim (failure to give such notice shall not relieve Tenant of its obligations hereunder unless as a direct result of failure to give such notice), Tenant shall protect, defend, indemnify, hold and save Landlord harmless from and against any and all losses, costs, liabilities or damages (including reasonable attorneys' fees and disbursements and court costs) arising by reason of: (i) any and all injury or death of persons or damage to property against which Tenant is obligated to maintain insurance for the benefit of Landlord pursuant to this Article 7; (ii) the failure to obtain the waiver of subrogation clause required by Section 7.5 hereof where such clause could have been obtained through the exercise of Tenant's commercially reasonable efforts; or (iii) the invalidation of such insurance policy required to be obtained by Tenant hereunder by Tenant's insurer; provided this subsection (iii) shall not apply to the extent Landlord actually receives insurance for the aforesaid losses, costs, liabilities or damages (including reasonable attorneys' fees and disbursements and court costs but excluding costs, fees or premiums paid by Landlord in connection with such insurance) or to the extent recovery of insurance proceeds is prevented by Landlord's gross negligence. Tenant's duty to indemnify Landlord under this Section 7.6 shall survive the expiration or earlier termination of this Lease with respect to events occurring during the Term. Landlord agrees to cooperate with Tenant in the defense of any claim undertaken by Tenant pursuant to this Section.

 ARTICLE 8
 USE

     8.1 	Use.

        (a) Permitted.  Tenant may use the Premises for any lawful purpose.

        (b) Environmental Compliance.

          1) Defined Terms. The term "Applicable Environmental Laws" shall mean any applicable laws, regulations or ordinances pertaining to health or the environment, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986 or otherwise (as amended, hereinafter called "CERCLA"), the Resource Conservation and Recovery Act of 1976, as amended by the Used Oil Recycling Act of 1980, the Solid Waste Disposal Act Amendments of 1980, the Hazardous and Solid Waste Amendments of 1984 or otherwise (as amended, hereinafter called "RCRA"), and the California Health & Safety Code Section 25501(j). The terms "hazardous substance" and "release" as used in this Lease shall have the meanings specified in CERCLA, and the terms "solid waste" and "disposal" (or "disposed") shall have the meanings specified in RCRA; provided, in the event either CERCLA or RCRA is amended or superseded by other laws so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment or other laws: and, provided further, to the extent that the laws of the State of California establish a meaning for "hazardous substance", "release", "solid waste", or "disposal" which is broader than that specified in either
CERCLA or RCRA, such broader meaning shall apply.

          2) Tenant's Covenants. Tenant will not cause or permit the Premises to be in violation of, or do anything or permit anything to be done which subjects Landlord, Tenant or the Premises to any remedial obligations relating to the Premises under or which creates a valid claim or cause of action against Landlord, Tenant (which relates to the Premises) or the Premises under, any Applicable Environmental Laws, including, with-out limitation, CERCLA, RCRA, and the California Health and Safety Code 25501(j), assuming disclosure to the applicable governmental authorities of all relevant facts, conditions and circumstances, if any, pertaining to the Premises and Tenant will promptly notify Landlord in writing of any existing, pending or threatened investigation, claim or inquiry of which Tenant has knowledge by any governmental authority in connection with any Applicable Environmental Laws. Tenant shall obtain any permits, licenses or similar authorizations to construct, occupy, operate or use any improvements, fixtures and equipment at any time located on the Premises by reason of any Applicable Environmental Laws. Tenant will not use the Premises in a manner which will result in the disposal or other release of any hazardous substance or solid waste on or to the Premises in violation of Applicable Environmental Law and covenants and agrees to keep or cause the Premises to be kept free of any hazardous substance, solid waste or environmental contaminants (including, without limitation, arsenic in soil and friable asbestos and any substance containing asbestos deemed hazardous by any Applicable Environmental Law) to the extent required by Applicable Environmental Law, and to remove the amounts of the same (or if removal is prohibited by law, to take whatever action is required by law) promptly upon discovery at Tenant's sole expense to the extent required by Applicable Environmental Law. Tenant shall promptly notify Landlord in writing of any disposal or other release of any hazardous substance, environmental contaminants or solid wastes on or to the Premises in violation of Applicable Environmental Law. In the event Tenant fails to comply with or perform any of the foregoing covenants and obligations, after thirty (30) days' prior written Notice to Tenant, Landlord may, but shall be under no obligation to, cause the Premises to be freed from such hazardous substance, solid waste or environmental contaminants (or if removal is prohibited by law, to take whatever action is required by law) to the extent required by Applicable Environmental Law and the reasonable cost of the removal or such other action shall be a demand obligation owing by Tenant to Landlord pursuant to this Lease. Notwithstanding the foregoing, Landlord shall have no right to cause the removal of such materials and no Event of Default (or default) shall be deemed to have occurred under this Lease so long as Tenant both: (1) is diligently and in good faith proceeding to comply with Tenant's obligation to remove such amounts of such materials or otherwise to cure any default or state of facts which may result in a default under this Section 8.1(b); and (2) has the financial ability to so comply. Subject to the foregoing, Tenant grants to Landlord and Landlord's agents and employees access to the Premises, and the license to remove such hazardous substance, solid waste or environmental contaminants (or if removal is prohibited by law, to take whatever action is required by law to the extent required by Applicable Environmental Law); and except for Landlord's willful misconduct or gross negligence, agrees to indemnify and save Landlord harmless from all reasonable costs and expenses involved and from all claims (including consequential damages) asserted or proven against Landlord by any party in connection therewith. Upon Landlord's reasonable request for "good cause" (defined below), at any time and from time to time during the Term, Tenant will provide at Tenant's sole expense an inspection or audit of the Premises from an engineering or consulting firm approved by Landlord, indicating the presence or absence of any hazardous substance, solid waste or environmental contaminants located on the Premises. If Tenant fails to provide same after sixty (60) days' notice, Landlord may order same, and Tenant grants to Landlord and Landlord's employees and agents access to the Premises and a license to undertake any testing reasonably required to obtain such inspection or audit. The reasonable cost of obtaining such inspection or audit and any expenses incurred by Landlord in connection therewith, shall be a demand obligation owing by Tenant to Landlord pursuant to this Lease. For purposes of this Section 8.1(b)(2), "good cause" shall mean that Landlord shall have reasonable grounds to believe that a release or disposal of hazardous substances or solid wastes in violation of Applicable Environmental Law has occurred on the Premises.

        (c) Compliance With Legal Requirements. Tenant shall at all-times comply with all material Legal Requirements applicable to the Land or any improvements now or hereafter situated on the Land and/or the use thereof.

     8.2 Contest of Legal Requirements. Tenant shall have the right at its sole cost and expense to contest the validity of any Legal Requirements applicable to the Premises by appropriate proceedings diligently conducted in good faith; and upon the request of Tenant and at Tenant's sole cost and expense, Landlord will join and cooperate with Tenant in such proceedings. Subject to Section 6.3, and any other provision of this Lease to the contrary notwithstanding, Tenant's right to contest Legal Requirements must be exercised in such a manner as to avoid any exposure of the Premises or any part thereof to foreclosure or execution sale or exposure of Landlord to civil or criminal penalties arising from Tenant's non-compliance with such Legal Requirements. Tenant shall defend and indemnify Landlord against, and hold Landlord harmless from, any and all liability, loss, cost, damage, injury or expense (including, without limitation, attorneys' fees and costs) which Landlord may sustain or suffer by reason of Tenant's failure or delay in complying with, or Tenant's contest of, any such Legal Requirements (or Landlord's contest, if requested in writing by Tenant), and Tenant's duty to indemnify Landlord under this Section 8.2 shall survive the expiration or earlier termination of this Lease.


 ARTICLE 9
 UTILITIES AND SERVICES

     9.1 Services to the Premises. At Tenant's sole cost and expense, Tenant shall make its own arrangements for the provision of all utilities and services to be provided to or consumed on the Premises, if any, including, without limitation, air conditioning and ventilation, service contracts, heating, electric power, telephone, water (both domestic and fire protection), sanitary sewer, storm drain, natural gas and janitorial services, including for the installation, maintenance and repair of service lines and meters to measure Tenant's consumption of such utilities.

 ARTICLE 10
 MAINTENANCE AND REPAIRS; SURRENDER OF THE PREMISES

     10.1 Tenant Obligations. Landlord shall have no obligation to maintain the Premises. Tenant shall at all times and at Tenants' sole cost and expense maintain the Premises in good repair, normal wear and tear and casualty excepted.

     10.2 Surrender of the Premises. Except as provided in Section 17.1 below, upon the expiration or earlier termination of the Term, Tenant shall surrender the Premises to Landlord in its then "AS-IS" condition, including, without limitation, any condition resulting from: (i) wear and tear; (ii) obsolescence and damage by fire or other casualty, act of God or the elements; (iii) damage that is caused by Landlord, its agents, employees or contractors; and (iv) any improvements, in, to or of the Premises or on the Land which are not Tenant's Property which Tenant may elect to remain on the Land or the Premises. Title to all Tenant's Property, shall be and remain in Tenant, and at any time during the Term of this Lease, the same may be removed by Tenant, or, at Tenant's abandonment or written election, surrendered with the Premises, in which event title to such surrendered property shall, if Landlord so elects in Landlord's sole discretion, be deemed transferred to Landlord. Any of such property that is not removed from the Premises on or prior to the expiration or early termination of this Lease shall be considered abandoned and Landlord may deal with it as Landlord elects.

 ARTICLE 11
 ASSIGNMENT BY LANDLORD

     11.1 Further Mortgages or Encumbrances by Landlord. Except for the SBLF Deed of Trust (which is hereby approved by Tenant), Landlord shall not cause or create any mortgages, deeds of trust, encumbrances or exception to exist with respect to the Premises at any time.

     11.2 Landlord's Right to Sell. Landlord may not transfer all or any portion of its right, title and interest in the Premises; provided, however that nothing contained in this Lease shall be deemed in any way to limit, restrict or otherwise affect the right of Landlord at any time and from time to time to sell or transfer all but not less than all of its right, title and estate in the Premises to: (1) a Landlord Affiliate or another financial institution (excluding, however, a non-substantive entity that is formed specifically for purposes of owning the Premises subject to this Lease and has no other substantive operations or which is a special purpose entity under the provisions of EITF 90-15) provided such Landlord Affiliate or other financial institution has a minimum capitalization and surplus in excess of $50,000,000; or (2) if an Event of Default has occurred and is continuing at the time of such sale or transfer, to any Entity. Any sale or transfer by Landlord whatsoever shall by its express terms recognize and confirm the right of possession of Tenant to the Premises and Tenant's other rights arising out of this Lease shall not be affected or disturbed in any way by any such sale, transfer, assignment or conveyance (except for any disturbance resulting from a foreclosure sale conducted pursuant to the laws of the State of California at which independent third party bids were permitted pursuant to the SBLF Deed of Trust), and any transferee shall expressly assume in writing all obligations of Landlord to be performed following the date of transfer. Notwithstanding the foregoing, nothing in this Section 11.2 shall be construed to prohibit Landlord from selling rents to any Entity; provided that, such sale shall not release Landlord of any of its obligations under this Lease.

     11.3 Transfer of Funds and Property. At each time Landlord sells, assigns, transfers or conveys the entire right, title and estate of Landlord in the Premises and in this Lease, Landlord shall turn over to the transferee any funds or other property then held by Landlord under this Lease and thereupon all the liabilities and obligations on the part of the Landlord under this Lease arising after the effective date of such sale, assignment, transfer or conveyance shall terminate as to the transferor and be binding upon the transferee.

 ARTICLE 12
 ASSIGNMENT AND SUBLEASING

     12.1 	Right to Assign.

        (a) Tenant's Right. Provided that there is not an Event of Default under this Lease which is continuing and uncured or if there is such an Event of Default, provided that Tenant cures the Default in connection with the assignment, Tenant shall have the right, at any time and from time to time during the Term, to assign all or any portion of its right, title and estate in the Premises and in this Lease without approval by Landlord. Any such assignee, immediate or remote, shall have the same right of assignment. Any such assignment shall be evidenced by a written instrument, properly executed and acknowledged by all parties thereto and, at Tenant's election, duly recorded in the Official Records, wherein and whereby the assignee assumes all of the obligations of Tenant under this Lease. Notwithstanding any such assignment and assumption or any sublease permitted under Section 12.2 hereof, Tenant shall remain primarily liable for all obligations and liabilities on the part of Tenant theretofore or thereafter arising under this Lease.

        (b) Notice. Tenant shall, promptly after execution of each assignment, notify Landlord of the name and mailing address of the assignee and shall, on demand, permit Landlord to examine and copy the assignment agreement.

     12.2 	Right to Sublet.

        (a) Tenant's Right. Tenant shall have the right, at any time and from time to time during the Term, to sublet all or any portion of the Premises and to extend, modify or renew any sublease without the approval of Landlord.

        (b) Notice. Tenant shall, promptly after execution of each sublease, notify Landlord of the name and mailing address of the subtenant and shall, on demand, permit Landlord to examine and copy the sublease.

     12.3 Mortgage by Tenant. Tenant shall not have the right to mortgage, pledge or otherwise encumber all or any portion of the right, title and estate of Tenant in the Premises or in this Lease, without the consent of Landlord.

 ARTICLE 13
 EMINENT DOMAIN

     13.1 Total or Substantial Taking. If title or access is taken for any public or quasi-public use, or under any statute or by right of condem-nation or eminent domain, or by sale in lieu thereof (a "Taking") with respect to all of the Premises, or if title to so much of the Premises or access thereto is Taken, or if the Premises or access thereto is damaged, blocked or impaired by the Taking, so that, in Tenant's reasonable discretion, the Premises or access thereto, even after a reasonable amount of reconstruction thereof, will no longer be suitable for the conduct of Tenant's (and/or Tenant's subtenants') business, then in any such event, this Lease shall terminate on the date of such Taking.

     13.2 Partial Taking. If any part of the Premises, or access thereto, shall be Taken, and the Premises or the remaining part thereof and access thereto will be, in Tenant's reasonable discretion, suitable for the conduct of Tenant's (and/or Tenant's subtenants') business in a manner consistent with the conduct of such business prior to such Taking, all of the terms, covenants and conditions of this Lease shall continue, except that Base Rent shall be adjusted to reflect the decreased Lease
Investment Balance remaining after application thereto of the award made to Landlord for such Taking.

     13.3 Temporary Taking. If the whole or any part of the Premises is Taken for temporary use or occupancy, this Lease shall not terminate by reason thereof and Tenant shall continue to pay, in the manner and at the times herein specified, the full amount of the Base Rent payable by Tenant hereunder, and, except only to the extent that Tenant may be prevented from so doing by reason of such Taking, Tenant shall continue to perform and observe all of the other terms, covenants and conditions hereof on the part of Tenant to be performed and observed, as though the Taking had not occurred. In the event of any such temporary Taking, Tenant shall be entitled to receive the entire amount of the award made for the Taking, whether paid by way of damages, rent or otherwise. If the temporary Taking is for a term in excess of thirty (30) days, then the Taking shall be treated as a permanent Taking and be governed by Sections 13.1 or 13.2, as applicable.

     13.4 Damages. The compensation attributable to the Premises (in each case the compensation or value shall be determined as of the date of the Taking) awarded or paid upon any Taking (other than a temporary Taking, which shall be governed by Section 13.3), whether awarded to Landlord, Tenant, or both of them, shall be held by Landlord to be applied against the Lease Investment Balance, including all accrued and unpaid Base Rent and Additional Rent. Any compensation in excess of the Lease Investment Balance plus all accrued and unpaid Base Rent and Additional Rent shall be paid to Tenant.

     13.5 Notice and Execution. Immediately upon service of process upon Landlord or Tenant in connection with any Taking relating to the Premises or any portion thereof or access thereto, each party shall give the other Notice thereof. Each party agrees to execute and deliver to the other all instruments that may be required to effectuate the provisions of this
Article 13. Tenant reserves the right to appear in and to contest any proceedings in connection with any such Taking. Tenant shall immediately reimburse Landlord on demand for all reasonable out-of-pocket costs and expenses incurred by Landlord in complying with Landlord's obligations under this Section 13.5.

 ARTICLE 14
 DAMAGE OR DESTRUCTION

     14.1 Casualty Insurance Proceeds. In the event of any casualty, the proceeds of any insurance policies maintained by Tenant pursuant to Section
7.2 or 7.3 shall be held, applied and dealt with as follows:

        (a) Any proceeds (per occurrence) of such policies attributable to the Premises shall be paid as follows: (1) to Landlord (but only to the extent of the then-existing Lease Investment Balance); and (2) with any remaining excess to be paid to Tenant.

        (b) Any insurance proceeds paid to Landlord under this Article 14 shall reduce the Lease Investment Balance by a like amount.


 ARTICLE 15
	QUIET ENJOYMENT

     15.1 Quiet Enjoyment. Landlord covenants to secure to Tenant the quiet possession of the Premises for the full Term against all persons claiming the same, by, through or in the right of Landlord, subject to Landlord's rights and remedies under Article 16 upon an Event of Default by Tenant. The existence of any Permitted Title Exceptions shall not be deemed to constitute a breach of Landlord's obligations hereunder. Tenant shall, immediately upon demand, reimburse Landlord for all reasonable costs, expenses and damages incurred or paid by Landlord in the performance of Landlord's obligations under this Article 15 (except for any costs, expenses or damages arising from any Landlord liens or Landlord's willful breach of this Lease).


 ARTICLE 16
 DEFAULT

     16.1 Default. Each of the following events shall constitute an event of default ("Event of Default") by Tenant:

        (a) Failure to Pay Base Rent. Tenant's failure to pay any Base Rent within five (5) days after the due date.

        (b) Failure to Pay Additional Rent. Tenant's failure to pay any Additional Rent which is due to Landlord within five (5) days after telephonic or facsimile notice of any past due amount under this Lease (which due date shall be the date of Tenant's receipt of Notice from Landlord that such Additional Rent is due).

        (c) Failure to Carry Insurance. Tenant's failure to carry any policy of insurance required by Article 7, if Tenant does not cure such failure prior to ten (10) days after written notice thereof is sent to Tenant. If such failure is susceptible of cure but cannot with reasonable diligence be cured within such ten (10) day period, and if Tenant shall promptly have commenced to cure the same and shall thereafter prosecute the curing thereof with reasonable diligence, the period within which such failure may be cured shall be extended for such further period (not to exceed an additional ten (10) days beyond the initial ten (10) days cure period) as shall be reasonably necessary for the curing thereof.

        (d) Insolvency. Subject to Section 16.2, the occurrence of: (i) an assignment by Tenant for the benefit of creditors generally; or (ii) the filing of a voluntary or involuntary petition by or against Tenant under any present or future applicable federal, state or other statute or law having for its purpose the adjudication of Tenant as a bankrupt; (iii) the appointment of a receiver, liquidator or trustee for all or a substantial portion of the Premises by reason of the insolvency or alleged insolvency of Tenant; or (iv) the taking of possession by any department of city, county, state or federal government, or any officer thereof duly authorized, of all or a substantial portion of the Premises by reason of the insolvency or alleged insolvency of Tenant; and Tenant's failure to timely give any Notice it is permitted to give pursuant to Section 16.2 (or, in the event Tenant gives timely Notice and pursues a contest under Section 16.2, Tenant's failure to finally prevail in the contest).

        (e) Default in Payment for other Credit Facility. The failure of Tenant or any of its subsidiaries to make any payment required of Tenant or any of its subsidiaries in connection with any other credit facility of Tenant or any of its subsidiaries, the aggregate outstanding principal amount of which credit facility is no less than $5,000,000, and which default is not cured within any applicable notice and cure period provided by such credit facility.

        (f) Default in Payment of Lease Investment Balance. Failure of Tenant to pay to Landlord the Lease Investment Balance at the end of the Term or upon an Event of Default, unless Tenant has elected its option to purchase or terminate under Article 17 and has satisfied its obligations thereunder.

        (g) Default in Completion of Purchase Option or Payment of Guaranteed Residual Value. Failure of Tenant to complete the Purchase Option after election (or deemed election) to do so, or failure of Tenant to perform all of its obligations pursuant to the Termination Option if Tenant has elected to exercise the Termination Option (and has not rescinded its election to exercise such option) set forth in Section 17.2, including, without limitation, the obligations to make the payments required pursuant to Sections 17.2(b), (d) and (e).

        (h) Financial Covenants. Tenant's failure at any time during the Term of the Lease, subject to quarterly compliance (as measured on the last day of each fiscal quarter of Tenant) to comply with the following Financial Covenants:

          (i) Tenant shall not permit the ratio of Consolidated Quick Assets (defined in accordance with GAAP) to Consolidated Current
Liabilities (defined in accordance with GAAP) on the last day of each of the fiscal quarters of Tenant ending on or after June 26, 1994 to be less than 1.00 to 1.00.

          (ii)	Tenant shall not permit Consolidated Tangible Net Worth as
of December 31, 1995 to be less than $450,000,000, or at any time during the Term permit Consolidated Tangible Net Worth to be less than $450,000,000 plus (i) 80% of Consolidated Net Income (defined in accordance with GAAP) (but not loss) for each fiscal quarter of Tenant commencing with the quarter ending March 31, 1996 plus (ii) 100% of the net increase in Consolidated Tangible Net Worth occurring after March 31, 1996 resulting from the issuance of equity securities of Tenant after March 31, 1996.

          (iii) Tenant shall not permit the Leverage Ratio (defined in accordance with GAAP) on the last day of each of the fiscal quarters of Tenant ending on or after December 31, 1995 to be greater than 0.75 to 1.00.

          (iv) Tenant shall not permit Consolidated Net Income (defined in accordance with GAAP) to be less than $0.00 for any two consecutive fiscal quarters ending on or after December 31, 1995, calculated as of the last day of each fiscal quarter of Tenant.

          (v) Tenant shall not consolidate with or merge into any other corporation or Entity except that any corporation or Entity may consolidate with or merge into Tenant, provided that Tenant shall be the surviving Entity of such merger or consolidation, and provided, further, that immediately after the consummation of such consolidation of merger there shall exist no condition or event which constitutes an Event of Default hereunder.

          (vi) Tenant shall not permit on the last day of the fiscal quarter of Tenant ending after December 31, 1995, the ratio of Consolidated Cash Flow for the twelve (12) month period ending on such date to Fixed Charges (defined in accordance with GAAP) for such period to be less than
1.50 to 1.00

        (i) Judgment. One or more judgments or decrees requiring the payment of money shall be entered against Tenant or any of its subsidiaries involving in the aggregate a liability (to the extent not paid or covered by insurance) equal to or greater than $2,000,000 and such judgment or decree shall not have been satisfied in full, vacated, discharged or stayed or bonded pending appeal with sixty (60) days from the entry thereof.

     16.2 Contest by Tenant. If upon the filing of any involuntary petition of the type described in Section 16.1(d) or upon the appointment of a receiver, other than a receiver appointed in any voluntary proceeding referred to in Section 16.1(d), or the taking of possession of all or a substantial portion of the Premises by any department of the city, county, state or federal government, or any officer thereof duly authorized, by reason of the alleged insolvency of Tenant without the consent or over the objection of Tenant, should Tenant desire to contest the same in good faith, Tenant shall, within ninety (90) days after the filing of the petition or after the appointment or taking of possession, give Notice to Landlord that Tenant proposes to make the contest, and the same shall not constitute an Event of Default so long as Tenant shall prosecute the proceedings with due diligence and no part of the Premises shall be exposed to sale by reason of the continuance of the contest.

     16.3 Landlord's Remedies. Landlord shall have the remedies specified below:

        (a) Continue Lease. In connection with an Event of Default, Landlord shall have the right to enforce, by suit or otherwise, all other covenants and conditions hereof to be performed or complied with by Tenant and to exercise all other remedies permitted by Section 1951.2 or 1951.4 of the California Civil Code whichever is applicable, or any amendments thereof. Landlord has the remedy described in California Civil Code Section 1951.2 or 1951.4. Upon application by Landlord, a receiver may be appointed to take possession of the Premises and exercise all rights granted to Landlord as set forth in this Section 16.3.

        (b) Terminate Lease. In connection with an Event of Default, Landlord may terminate this Lease, by giving Tenant Notice thereof, at any time after the occurrence of such Event of Default and whether or not Landlord has also exercised any right under Section 16.2. In such event Tenant shall be obligated to purchase the Premises for an amount equal to the Purchase Price described in the Purchase Option contained in Section
17.1 below (that is, all accrued Base Rent, Additional Rent and the Lease Investment Balance). Landlord shall also have its other remedies at law (including its rights under the SBLF Deed of Trust), provided, however, that Tenant's obligation to purchase the Premises pursuant to Section 17.2 shall survive any termination of this Lease up through the date of foreclosure sale under the SBLF Deed of Trust.

        (c) Landlord's Continuing Obligation to Sell. Except in the case of a foreclosure under the SBLF Deed of Trust, in the event Landlord obtains possession of the Premises pursuant to the terms of this Lease (because of Tenant's default, Lease expiration, failure of Tenant to sell the Premises pursuant to the Termination Option, or otherwise), Landlord shall be under a continuing obligation to use its commercially reasonable efforts to sell the Premises to one or more unrelated third parties; provided, however, that Landlord shall not be required to sell or attempt to sell any portion of the Premises (i) in a manner, or under circumstances, that could materially impair Landlord's ability to enforce any of its rights or remedies under this Lease (as determined in Landlord's sole discretion exercised in good faith) or (ii) at a time when market conditions render it inadvisable to sell or attempt to sell the Premises (as determined in Landlord's sole discretion exercised in good faith).
Upon the occurrence of any such sale Landlord shall be obligated to pay to Tenant any excess of the amount realized by Landlord in connection with such sale over the Purchase Price (defined below).
For purposes of the preceding sentence, the amount realized by Landlord upon a sale of the Premises shall be net of Landlord's reasonable sale expenses and other expenses reasonably incurred by Landlord to consummate such sale. Landlord's obligation to pay such excess to Tenant shall survive any termination of this Lease. Tenant agrees that the Landlord will be deemed to be acting in good faith if it refuses to sell its interest for less than the excess of the Lease Investment Balance over the Guaranteed Residual Value.

In the event there is a foreclosure sale under the SBLF Deed of Trust, then the party acquiring the property sold at such foreclosure sale (the "Purchaser") shall have the option to purchase the fee simple interest in all, but not less than all, of the then-existing Premises owned by Landlord on the following terms: (i) such option to purchase must be exercised by written notice delivered to Landlord no later than thirty (30) days following the date of completion of the foreclosure sale, as evidenced by the recordation of a deed conveying such property so sold at foreclosure by the trustee under the SBLF Deed of Trust; (ii) the purchase price for the fee simple interest in the then-existing Premises shall be the Purchase Price set forth in Section 17.1(a) of this Lease (as adjusted to take into account all reductions in the Lease Investment Balance resulting from payments received by Landlord, including proceeds received by Landlord as a result of the foreclosure sale); and (iii) the purchase and sale of the then-existing Premises shall be consummated in the manner described in
Section 17.1(c) of this Lease. In the event such Purchaser fails to timely exercise the foregoing purchase option, the purchase option shall expire and Landlord shall thereafter have no further obligation to sell the then-existing Premises.

     16.4 No Waiver. No failure by Landlord or Tenant to insist upon the strict performance of any term, covenant or condition of this Lease or to exercise any right or remedy consequent upon a breach thereof and no acceptance of full or partial Base Rent or Additional Rent during the continuance of any breach shall constitute a waiver of any such breach or of the term, covenant, or condition. No term, covenant or condition of this Lease to be performed or complied with by Tenant or Landlord, and no breach thereof, shall be waived, terminated, altered or modified except by a written instrument executed by Landlord and Tenant. No waiver of any breach shall affect or alter this Lease, but each and every term, covenant, and condition of this Lease shall continue in full force and effect with respect to any other then existing subsequent breach thereof.

     16.5 Effect of Assignment. Notwithstanding an Entity's prior assignment or transfer of its interest as Tenant under this Lease, so long as Landlord has been given Notice of such assignment pursuant to Sections 12.1 and 18.3, Landlord shall give such Entity copies of all Notices required by this Article 16 in connection with any Event of Default, and such Entity shall have the period granted hereunder to Tenant to cure such Event of Default, unless such Entity shall have been released from all obligations arising under this Lease. Landlord may not assert any rights against such Entity in the absence of such Notice and opportunity to cure, so long as Landlord has been given Notice of such assignment pursuant to Sections 12.1 and 18.3.

     16.6 Landlord Cure Right. If Tenant fails to perform any covenant or agreement to be performed by Tenant under this Lease, and if the failure or default continues for thirty (30) days after Notice to Tenant (except for emergencies and except for payment of any lien or encumbrance threatening the imminent sale of the Premises or any portion thereof, in which case payment or cure may be made as soon as necessary to minimize the damage to person or property caused by such emergency or to prevent any such sale), Landlord may, but shall have no obligation to, pay the same and cure such default on behalf of and at the expense of Tenant and do all reasonably necessary work and make all reasonably necessary payments in connection therewith including, but not limited to, the payment of reasonable attorneys' fees and disbursements incurred by Landlord. Notwithstanding the foregoing, Landlord shall have no right to cure any such failure to perform by Tenant so long as Tenant: (1) is diligently and in good faith attempting to cure such matter and prosecuting such cure to completion; (2) has the financial ability to so comply; and (3) commenced cure of such matter with-in thirty (30) days after Tenant's receipt of Notice thereof from Landlord. Failure by Tenant to comply with the above shall allow Landlord to commence in a reasonable and customary manner and in good faith to attempt to cure such matter. Upon demand, Tenant shall reimburse Landlord for the reasonable amount so paid, together with interest at the Default Rate from the date incurred until the date repaid.

 ARTICLE 17
 TENANT'S OPTION TO PURCHASE OR TERMINATE

     17.1 	Option To Purchase Premises.

        (a) Purchase Option. On any Rent Payment Date during the Term Tenant shall have the option ("Purchase Option") to purchase all of the then-existing Premises. The purchase price ("Purchase Price") for the Premises shall be the sum of accrued and unpaid Base Rent, any accrued and unpaid Additional Rent, plus the Lease Investment Balance.

        (b) Purchase Option Exercise Notice. If Tenant desires to exer-cise the Purchase Option, Tenant shall deliver to Landlord thirty (30) days prior written notice ("Purchase Option Exercise Notice") of Tenant's election. If Tenant does not exercise the Termination Option as provided in Section 17.2 below it shall be deemed to have exercised the Purchase Option.

        (c) Transfer. If Tenant exercises the Purchase Option, the purchase and sale of the Premises shall be consummated as follows:

          (i) Landlord shall grant and convey the Premises to Tenant, its authorized agent or assignee, pursuant to a duly executed and acknowledged a grant deed (the "Deed"), free and clear of all title defects, liens, encumbrances, deeds of trust, mortgages, rights-of-way and restrictive covenants or conditions, of record, placed against the Premises by Landlord except for the Permitted Title Exceptions (excluding the SBLF Deed of Trust), and any UCC-1 filed or recorded which evidence security interests encumbering the Premises or any part thereof in favor of SBLF, which security interests SBLF shall cause to be released so that they no longer affect the Premises).

          (ii) The Purchase Price shall be paid upon delivery of the Deed and any other documents reasonably requested by Tenant to evidence the transfer of the Premises subject to the Permitted Title Exceptions (excluding the SBLF Deed of Trust, and any UCC-1 filed or recorded which evidence security interests encumbering the Premises or any part thereof in favor of Landlord, which security interests Landlord shall cause to be released so that they no longer affect the Premises) ("Additional Documents"). In the event that Tenant elects to assign the Purchase Option pursuant to Section 17.1(d) below, and Tenant's assignee pays an amount less than the Purchase Price for the Premises, Tenant shall pay to Landlord any excess of the Purchase Price over the amount paid by such assignee. Landlord shall deliver the Deed and the Additional Documents to Tenant on the date for closing specified by Tenant in the Purchase Option Exercise Notice. The closing shall take place at the location and in the manner reasonably set forth by Tenant in the Purchase Option Exercise Notice; provided that the date of closing shall occur no later than the last day of the Term of the Lease.

          (iii) If Landlord shall fail to cause title to be in the condition required in Section 17.1(c)(i) above within the time herein prescribed for the delivery of the Deed, then Tenant shall have the right (in addition to all other rights provided by law) by a written notice to
Landlord: (1) to extend the time in which Landlord shall clear title and deliver the Deed and Additional Documents, during which extension this Lease shall remain in full force and effect, except Tenant shall be re-leased from its obligation to pay Base Rent during the extension; (2) to accept delivery of the Deed and Additional Documents subject to such title defects, liens, encumbrances, deeds of trust, mortgages, rights-of-way and restrictive covenants or conditions specified and set forth in the Deed and not cleared by Landlord; (3) to rescind, by notice to Landlord and without any penalty or liability therefor, any and all obligations Tenant may have under and by virtue of the Purchase Option or the exercise thereof, where-upon this Lease shall remain in full force and effect; (4) if the title exception is curable by the payment of money, Tenant may make such payment and such payment shall be a credit against the Purchase Price in favor of Tenant.

          (iv) Base Rent shall be prorated and paid and all Additional Rent which is then due and payable shall be paid as of the date title to the Premises is vested of record in Tenant. Tenant shall pay the escrow fees; the recorder's fee for recording the Deed; the premium for the title insurance policy; all documentary transfer taxes; Tenant's attorneys' fees; Landlord's reasonable attorneys' fees; all other costs and expenses incurred by Tenant in consummating the transfer of the Premises; and all reasonable expenses (except as specified in the next sentence) incurred by Landlord in consummating the transfer of the Premises pursuant to this
Section 17.1. Landlord shall pay the costs and expenses of clearing title as required by Section 17.1(c)(i).

        (d) Assignment. Tenant shall have the right, without Landlord's consent, to assign this Purchase Option, in whole, to any Entity at any time, whether or not Tenant also assigns its interest in the Lease.

     17.2 	Termination Option.

        (a) Notice. Provided that no Event of Default has occurred and is continuing, unless Tenant has notified Landlord prior to such date that it elects the Purchase Option, Tenant may, on the date which is four (4) months prior to the expiration of the Term, exercise an option ("Termination Option") to sell the Premises; provided, however that at any time Tenant can rescind its election to exercise its Termination Option if it then exercises its Purchase Option pursuant to Section 17.1 above. The four (4) month period is referred to herein as the "Sales Period".

        (b) Termination Option. After giving the notice set forth in section (a) above Tenant shall then use its best efforts to sell the Premises for cash to a third party purchaser (who is not an affiliate of Tenant within the meaning of Rule 405 under the Securities Act of 1933) and, if the Premises are not conveyed to such purchaser prior to the expiration of the Term, Tenant shall have no further right to sell the Premises and Landlord may, at its option either allow the Tenant to hold-over pursuant to Section 4.2 above, or terminate the Lease in which case Tenant shall immediately vacate the Premises, and quitclaim all interest of Tenant, if any, therein to Landlord, and pay to Landlord the Guaranteed Residual Value as provided in Section 17.2(d) below.

        (c) Termination Option Procedures. In the event that Tenant elects the Termination Option, Tenant shall use its best efforts throughout the Sales Period to obtain a purchaser (who is not an affiliate of Tenant as described above) for the Premises. Tenant shall have the exclusive right to market the Premises during the first three (3) months of the Sales Period (the "Exclusive Period"). Landlord may direct Tenant to hire and pay for no more than one (1) commission sales agent after the expiration of the Exclusive Period. Except as otherwise provided below, any sale by Tenant shall be for the highest cash bid submitted to Tenant, including any cash bid submitted by Landlord.  The determination of the highest bid shall be made by Landlord prior to the end of the Sales Period. After the end of the Exclusive Period, Landlord may accept any bid solicited by Landlord, Tenant or its agent, in which case
Tenant's sales effort may be suspended until the earlier of the closing of such sale on the last day of the Term or revocation or
rejection of such cash bid.   Notwithstanding the above provisions,
Tenant may (i) accept during the Exclusive Period any cash bid
(net of expenses of sale) which exceeds the Lease Investment Balance, and
(ii) rescind the Termination Option at any time so long as it is exercising its Purchase Option, which shall be prior and superior to an accepted offer from a third party. If Landlord undertakes any sales efforts, Tenant shall promptly reimburse Landlord for any reasonable charges, costs and expenses incurred in such effort, including any commissions, allocated time charges, costs and expenses of internal counsel, external counsel or other attorneys' fees.

        (d) Payments under Termination Option. If Tenant elects the Termination Option, Tenant shall pay to Landlord on the last day of the Term in immediately available funds any Base Rent or Additional Rent due and owing under the Lease. Except as provided in Section 17.2(e), the proceeds (the "Proceeds") of any sale of the Premises pursuant to the Termination Option shall be paid to Landlord upon any such sale without deductions, and not later than the expiration of the Lease Term. If the Premises are not sold and conveyed to a purchaser in exchange for Proceeds on or before the expiration of the Lease Term, then on the expiration of the Lease Term, Tenant shall pay to Landlord in immediately available funds an amount equal to the then Guaranteed Residual Value.

        (e) Procedures Upon Sale under the Termination Option. Any sale pursuant to the Termination Option shall be consummated on the last day of the Term. To the extent the Proceeds exceed the Lease Investment Balance, such excess shall be paid out of escrow to Tenant. Upon payment to Landlord of all amounts due it under this Lease, Landlord shall execute and deliver to the purchaser of the Premises a grant deed in the same manner and subject to the same conditions and obligations as are set forth in Section 17.1(c) above and have the same obligation to deliver title and remove exceptions as set forth in said Section. Except as provided in the second sentence of this subparagraph, the Proceeds shall be applied first to the Lease Investment Balance, Tenant shall reimburse Landlord for the difference between the Lease Investment Balance (calculated immediately prior to receipt of the Proceeds) and the Proceeds, up to the amount of the Guaranteed Residual Value.

 ARTICLE 18
 MISCELLANEOUS

     18.1 Relationship. Neither this Lease nor any agreements or transactions contemplated hereby shall in any respect be interpreted, deemed or construed as constituting Landlord and Tenant as partners or joint venturers, one with the other, or as creating any partnership, joint venture, association or, except as set forth in Section 18.2 below, any other relationship other than that of landlord and tenant: and, except as set forth in Section 18.2 below, both Landlord and Tenant agree not to make any contrary assertion, contention, claim or counterclaim in any action, suit or other legal proceeding involving either Landlord or Tenant or the subject matter of this Lease.

     18.2  Form of Transaction: Certain Tax Matters.

        (a) Landlord and Tenant hereby agree and declare that the transactions contemplated by this Lease are intended to constitute, both as to matters of form and substance:

          (i)  an operating lease for financial accounting purposes, and

          (ii) a financing arrangement (and not a "true lease") for purposes of Federal, state and local income, property or other forms of tax.

Accordingly, and notwithstanding any other provision of this Lease to the contrary, Landlord and Tenant agree and declare that (A) the transactions contemplated hereby are intended to have a dual, rather than single, form and (B) all references in this Lease to the "Lease" of the Premises which fail to reference such dual form do so as a matter of convenience only and do not reflect the intent of Landlord and Tenant as to the true form of such arrangements.

        (b) Landlord and Tenant agree that, in accordance with their intentions and the substance of the transactions contemplated hereby, Tenant (and not Landlord) shall be treated as the owner of the Premises for Federal, state, local income and property tax purposes and this Lease shall be treated as a financing arrangement. Tenant shall be entitled to take any deduction, credit allowance or other reporting, filing or other tax position consistent with such characterizations. Landlord shall not file any Federal, state or local income tax returns, reports or other statements in a manner which is inconsistent with the foregoing provisions of this Section 18.2.

        (c) Tenant acknowledges that it has retained accounting, tax and legal advisors to assist it in structuring this Lease and Tenant is not relying on any representations of Landlord regarding the proper treatment of this transaction for accounting, income tax or any other purpose.

     18.3 Notices. Each Notice shall be in writing and shall be sent by personal delivery, overnight courier (charges prepaid or billed to the sender) or by the deposit of such with the United States Postal Service, or any official successor thereto, designated as registered or certified mail, return receipt requested, bearing adequate postage and in each case addressed as provided in the Basic Lease Provisions. Each Notice shall be effective upon being personally delivered or actually received. The time period in which a response to any such Notice must be given or any action taken with respect thereto shall commence to run from the date of personal delivery or receipt of the Notice by the addressee thereof, as reflected on the return receipt of the Notice. Rejection or other refusal to accept shall be deemed to be receipt of the Notice sent. By giving to the other party at least thirty (30) days' prior Notice thereof, either party to this Lease shall have the right from time to time during the Term of this Lease to change the address(es) thereof and to specify as the address(es) thereof any other address(es) within the continental United States of America.

     18.4 Severability of Provisions. If any term, covenant or condition of this Lease shall be invalid or unenforceable, the remainder of this Lease, or the application of such term, covenant or condition to Entities or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby.

     18.5 Entire Agreement: Amendment. This Lease constitutes the entire agreement of Landlord and Tenant with respect to the subject matter hereof.
 Neither this Lease nor any provision hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

     18.6 Memorandum of Lease of the Land. Neither party shall record this Lease. However, concurrently with the execution of this Lease, Landlord and Tenant have executed a Memorandum of Lease of the Land ("Memorandum of Lease") in the form attached hereto as Exhibit D and by this reference made a part hereof, which Memorandum of Lease shall be promptly recorded in the Official Records.

     18.7 Successors and Assigns. Subject to Articles 11 and 12, this Lease shall inure to the benefit of and be binding upon Landlord and Tenant and their respective heirs, executors, legal representatives, successors and assigns. Whenever in this Lease a reference to any Entity is made, such reference shall be deemed to include a reference to the heirs, executors, legal representatives, successors and assigns of such Entity.

     18.8 Commissions. Landlord and Tenant each represent and warrant that neither has dealt with any broker in connection with this transaction and that no real estate broker, salesperson or finder has the right to claim a real estate brokerage, salesperson's commission or finder's fee by reason of contact between the parties brought about by such broker, salesperson or finder. Each party shall hold and save the other harmless of and from any and all loss, cost, damage, injury or expense arising out of or in any way related to claims for real estate broker's or salesperson's commissions or fees based upon allegations made by the claimant that it is entitled to such a fee from the indemnified party arising out of contact with the indemnifying party or alleged introductions of the indemnifying party to the indemnified party.

     18.9 Attorneys' Fees. In the event any action is brought by Landlord or Tenant against the other to enforce or for the breach of any of the terms, covenants or conditions contained in this Lease, the prevailing party shall be entitled to recover reasonable attorneys' fees to be fixed by the court, together with costs of suit therein incurred. Tenant shall pay the reasonable attorneys' fees incurred by Landlord for the review and negotiation of this Lease.

     18.10 Governing Law. This Lease and the obligations of the parties hereunder shall be governed by and interpreted, construed and enforced in accordance with the laws of the State of California.

     18.11 Counterparts. This Lease may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall comprise but a single instrument.

     18.12 Time Is of the Essence. Time is of the essence of this Lease, and of each provision hereof.

     18.13 No Third Party Beneficiaries. This Lease is entered into by Landlord and Tenant for the sole benefit of Landlord and Tenant. There are no third party beneficiaries to this Lease.

     18.14 Limitations on Recourse. Except for the gross negligence or willful misconduct of Landlord, the obligations of Tenant and Landlord under this Lease shall be without recourse to any partner, officer, trustee, beneficiary, shareholder, director or employee of Tenant or Landlord. Landlord's liability to Tenant for any default by Landlord under this Lease: (1) shall be limited to Landlord's equity in the Premises; and
(2) shall extend to any actual damages of Tenant, but shall not extend to any foreseeable and unforeseeable consequential damages.

     18.15 Estoppel Certificates. Within thirty (30) days after request therefor by either party, the non-requesting party shall deliver, in recordable form, a certificate to any proposed mortgagee, purchaser, sublessee or assignee and to the requesting party, certifying (if such be the case) that this Lease is in full force and effect, the date of Tenant's most recent payment of Base Rent, that, to the best of its knowledge, the non-requesting party has no defenses or offsets outstanding, or stating those claimed, and any other information reasonably requested. Failure to deliver said statement in time shall be conclusive upon the non-requesting party that: (a) this Lease is in full force and effect, without modifi-cation except as may be represented by the requesting party; (b) there are no uncured defaults in the requesting party's performance and the non-requesting party has no right of offset, counterclaim or deduction against the non-requesting party's obligations hereunder; (c) no more than one month's Base Rent has been paid in advance; and (d) any other matters reasonably requested in such certificate.

     18.16 As-Is Lease. Landlord makes no representations or warranties concerning the condition, suitability or any other matters relating to the Premises, and Tenant hereby acknowledges that Tenant leases the Premises from Landlord on an "as is" basis.

     18.17 Net Lease. Except for Landlord Taxes or as otherwise provided in this Lease, Tenant agrees that this Lease is an absolute net Lease, and the Base Rent called for hereunder shall be paid as required net of all expenses associated with the Premises, including without limitation, Real Estate Taxes and insurance premiums for the insurance required to be carried hereunder, and all other reasonable and customary costs and expenses incurred by Landlord and owed to independent third parties, in connection with the Premises or this Lease, all of which shall be paid or reimbursed by Tenant unless otherwise specifically provided herein. Tenant agrees to reimburse Landlord, within five (5) business days following receipt of any Notice therefor, for all reasonable and customary fees, late charges, title endorsement and other costs and expenses charged to Landlord which accrue during any period.

     18.18 Landlord's Representations and Warranties. Landlord hereby represents and warrants that:

        (a) Landlord has the full right and authority to enter into this Lease, consummate the sale, transfers and assignments contemplated herein and otherwise perform its obligations under this Lease;

        (b) the person or persons signatory to this Lease and any document executed pursuant hereto on behalf of such party have full power and authority to bind such party; and

        (c) the execution and delivery of this Lease and the performance of such party's obligations hereunder do not and shall not result in the violation of its organizational documents or any material contract or agreement to which such party may be a party.

     18.19 Tenant's Representations and Warranties. Tenant hereby represents and warrants to Landlord that:

        (a) Corporate Status. Tenant (i) is a duly organized and validly existing corporation in good standing under the laws of the State of Delaware, and (ii) has duly qualified and is authorized to do business and is in good standing in all jurisdictions where the failure to do so might have a material adverse effect on it or its properties.

        (b) Corporate Power and Authority. Tenant has the corporate power and authority to execute, deliver and carry out the terms and provisions of the Lease and the SBLF Deed of Trust ("Operative Documents") to which it is or will be a party and has taken all necessary corporate action to authorize the execution, delivery and performance of the Operative Documents to which it is a party and has duly executed and delivered each Operative Document required to be executed and delivered by it and, assuming the due authorization, execution and delivery thereof on the part of each other party thereto, each such Operative Document constitutes a legal, valid and binding obligation, enforceable in accordance with their respective terms except as limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally, and except as the remedy of specific performance or of injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought and except as otherwise stated in the opinion of Tenant's counsel delivered to Landlord in connection with the execution and delivery of this Lease.

        (c) No Violation. Neither the execution, delivery and performance by Tenant of the Operative Documents to which it is or will be a party nor compliance with the terms and provisions thereof, nor the consummation by the Tenant of the transactions contemplated therein (i) will result in a violation by the Tenant of any applicable provision of any law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality having jurisdiction over the Tenant or the Premises that would materially adversely affect (x) the validity or enforceability of the Operative Documents to which the Tenant is a party, or the title to, or value or condition of, the Premises, or (y) to the best of the Tenant's knowledge, the consolidated financial position, business or consolidated results of operations of the Tenant or the ability of the Tenant to perform its obligations under the Operative Documents, (ii) will conflict with or result in any breach which would constitute a default under, or (other than pursuant to the Operative Documents) result in the creation or imposition of (or the obligation to create or impose) any lien upon any of the property or assets of the Tenant pursuant to the terms of any indenture, loan agreement or other agreement for borrowed money to which the Tenant is a party or by which it or any of its property or assets is bound or to which it may be subject (other than Permitted Exceptions), or (iii) will violate any provision of the certificate of incorporation or by-laws of the Tenant.

        (d) Litigation. Except as disclosed in Exhibit E, there are no actions, suits or proceedings pending or, to the knowledge of the Tenant, threatened (i) that are reasonably likely to have a material adverse effect on the Premises or on the businesses, operations, financial condition or material assets of the Tenant, or (ii) that question the validity of the Operative Documents or the rights or remedies of the Landlord with respect to the Tenant or the Premises under the Operative Documents.

        (e) Governmental Approvals. Except as disclosed in Exhibit F, no Governmental Action by any Governmental Authority having jurisdiction over the Tenant, or the Premises is required to authorize or is required in connection with (i) the execution, delivery and performance by the Tenant of any Operative Document to which it is a party, or (ii) the legality, validity, binding-effect or enforceability against the Tenant of any Operative Document to which it is a party.

        (f) Investment Company Act. Tenant is not an "investment company" or company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940 as amended.

        (g) Public Utility Holding Company Act. Tenant is not a "holding company" or a "subsidiary company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

        (h) Provided Information. The information and materials which were provided by Tenant to the Landlord prior to the Date of Lease and prepared by Tenant and, to the actual knowledge of Tenant, all information and materials not prepared by Tenant and provided by Tenant to Landlord prior to the Date of Lease, are true and accurate in all material respects on the date as of which such information and materials are dated or certified and are not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading at such time in light of the circumstances under which such information was provided. Any loss, cost, expense, liability, claim, cause of action or damages of any kind incurred by Landlord, including reasonable attorneys' fees, arising because of any errors, omissions or false statements contained in any such information or materials, whether or not prepared by Tenant, shall constitute an "obligation" of Tenant under this Lease, including without limitation, under the provisions of Section 19.3 below.

        (i) Taxes. All United States Federal income tax returns and all other tax returns which are required to have been filed (other than those the non-filing of which would not have a material adverse effect on the business or operations of Tenant) have been or will be filed by or on behalf of the Tenant by the respective due dates, including extensions, and all taxes due with respect to the Tenant pursuant to such returns or pursuant to any assessment received by the Tenant have been or will be paid. The charges, accruals and reserves on the books of the Tenant in respect of taxes or other governmental charges are, in the opinion of the Tenant adequate.

        (j) Compliance with ERISA. Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of the Employee Retirement Income Security Act of 1974, as amended from time to time ("ERISA") and the Internal Revenue Code of 1986, as amended from time to time (the "Code") with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Code with respect to each Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan, or made any amendment to any Plan, which has resulted or could result in the imposition of a lien or the posting of a bond or other security under ERISA or the Code, or (iii) incurred any liability under Title IV of ERISA other than a liability to the Pension Benefit Guaranty Corporation (the "PBGC") for premiums under Section 4007 of ERISA. No "Plan Termination Event" has occurred with respect to any Plan. No member of the ERISA Group has any knowledge of any event that could result in a liability of any such member to the PBGC, whether under a Plan, a Multiemployer Plan, or otherwise. There have not been any nor are there now existing any events or conditions that would permit any Plan to be terminated under circumstances that would cause the lien provided under
Section 4068 of ERISA to attach to the material assets of the Tenant or the ERISA Group. The value of the Plans' benefits guaranteed under Title IV of ERISA on the date hereof does not exceed the value of such Plans' assets allocable to such benefits as of the date of this Lease. No member of the ERISA Group has incurred any "withdrawal liability" within the meaning of Title IV of ERISA with respect to a Multiemployer Plan. No "Prohibited Transaction" within the meaning of Section 406 of ERISA exists or will exist with respect to any Plan upon the execution and delivery of this Lease or any Operative Document.

        (k) Environmental Laws. To the best of Tenant's knowledge, except as disclosed in Exhibit G, the Tenant is in compliance with all Environmental Laws relating to pollution and environmental control in all domestic jurisdictions in which all real property of the Tenant, including the Land, are located, other than those the non-compliance with which would not have a material adverse effect on such real property including the Land, or the consolidated results of operations, business, or consolidated financial position of the Tenant.

        (l) Offer of Securities, etc. Neither the Tenant nor any person authorized to act on the Tenant's behalf has, directly or indirectly, offered any interest in the Premises or any other interest similar thereto (the sale or offer of which would be integrated with the sale or offer of such interest in the Premises), for sale to, or solicited any offer to acquire any of the same from, any person other than the Landlord and other "accredited investors" (as defined in Regulation D of the Securities and Exchange Commission).

        (m)  Financial Statements.

          (i) The submitted financial statements, copies of which have been delivered to the Landlord, present fairly in all material respects, in conformity with generally accepted accounting principles, the financial position of the Tenant as of such date and its results of operations and cash flows for such fiscal year.

          (ii) The unaudited consolidated statement of financial position of the Tenant as of December 31, 1995 and the related unaudited consolidated statements of income, and cash flows for the year to date, copies of which have been delivered to Landlord, present fairly in all material respects, in conformity with generally accepted accounting principles applied on a basis substantially consistent with the financial statements referred to in clause (i) of this subsection (m), the consolidated financial position of the Tenant as of such date and its consolidated results of operations and cash flows for such year-to-date period (subject to normal year-end adjustments).

        (n) Premises. To the best of Tenant's knowledge, the Premises will comply in all material respects with all material requirements of law (including, without limitation, all zoning and land use laws and environmental laws) and insurance requirements.

        (o) Title. The Grant Deed will be in form and substance sufficient to convey good and marketable title to the Premises in fee simple, subject only to Permitted Exceptions.

        (p) Flood Hazard Areas. To the best of Tenant's knowledge, except as otherwise identified on the survey delivered to Landlord, no portion of the Premises are located in an area identified as a special flood hazard area by the Federal Emergency Management Agency or other applicable agency.

        (q) Lease. Upon the execution and delivery of this Lease, (i) the Tenant will have unconditionally accepted the Premises (provided that nothing contained herein shall be deemed a waiver by the Tenant of any right of action against persons with respect to title to and condition of the Premises on the Date of Lease other than the Landlord) and will have good and marketable title to a valid and subsisting leasehold interest in the Premises, subject only to Permitted Exceptions, (ii) no right of offset will exist with respect to any Rent or other sums payable under this Lease, and (iii) no Rent under this Lease will have been prepaid.

        (r) Title to Properties. The Tenant has good and marketable title to all of its material assets reflected on the balance sheets in the submitted financial statements, except for such material assets as has been disposed of in the ordinary course of business, and all such material assets are free and clear of any lien, except as reflected in said submitted financial statements and/or notes thereto or as otherwise permitted by the provisions hereof or under the Operative Documents, and except for Permitted Exceptions. The Tenant has such trademarks, trademark rights, trade names, trade name rights, franchises, copyrights, patents, patent rights and licenses as to allow it to conduct its business as now operated, without known conflict with the rights of others which may be reasonably likely to have a material adverse effect on the Premises or on the businesses, operations, financial condition or material assets of the Tenant.

        (s) Defaults. To the best of Tenant's knowledge, the Tenant is not in material default under (and no event has occurred which with the lapse of time or notice or action by a third party could result in a default under, nor has Tenant received written notice of any event of default which has not been cured) any instrument evidencing any debt or under any agreement relating thereto or any indenture, mortgage, deed of trust, security agreement, lease, franchise or other agreement or other instrument to which Tenant is a party or by which Tenant or any of its material assets is subject to or bound.

        (t) Use of Advance. No part of any Advance will be used directly or indirectly for the purpose of purchasing or carrying, or for payment in full or in part of debt that was incurred for the purposes of purchasing or carrying, any margin security as such term is defined in Section 207.2 of Regulation G of the Board of Governors of the Federal Reserve System (12 C.F.R., Chapter II, Part 207).

     18.20 Tenant's Waiver of Demand for Possession. Tenant waives any demand for possession of the Premises and any demand for payment of Base Rent and notice of intent to re-enter the Premises, or of intent to terminate this Lease, and waives any and every other notice or demand prescribed by any applicable statutes or laws.

     18.21 Financial Reporting. Tenant shall provide to Landlord: (1) annually, within ninety (90) days after the end of each of Tenant's fiscal years during the Term, annual audited financial statements (including balance sheet, income statements, and cash flow statements) of Tenant, (2) quarterly, within forty-five (45) days after the end of each of Tenant's fiscal quarters during the Term, quarterly unaudited financial statements (including balance sheet, income statements, and cash flow statements) of Tenant, and (3) as well as an officer's certificate delivered every reporting period stating that no Event of Default has occurred under the Lease in the form attached as Exhibit H.

     18.22 	Regulation D Compensation.  For so long as the Landlord is
required to maintain reserves against Eurocurrency Liabilities (or any other category of liabilities which include deposits by reference to which the LIBOR Rate is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of the Landlord to United States residents), and, as a result, the cost to the Landlord (or its funding office) of making or maintaining its Advances is increased, then the Landlord may require the Tenant to pay, contemporaneously with each payment of Base Rent, an additional amount at a rate per annum up to but not exceeding the excess of (i) (A) the applicable LIBOR Rate divided by (B) one minus the Eurocurrency Reserve Requirements, over (ii) the applicable LIBOR Rate. In the event that the Landlord wishes to require payment of such additional amount, the Landlord
(x) shall so notify the Tenant, in which case such additional Base Rent shall be payable to the Landlord at the place indicated in such notice with respect to each Borrowing Period commencing at least three Business Days after the giving of such notice and (y) shall furnish to the Tenant at least five Business Days prior to each date on which Base Rent is payable a certificate setting forth the amount to which it is then entitled under this Section 18.22 (which shall be consistent with it's good faith estimate of the level at which the related reserves are maintained by it). Each such certificate shall be accompanied by such information as the Tenant may reasonably request as to the computation set forth therein.

 ARTICLE 19
 INDEMNIFICATION

    19.1 Tax Indemnity. Notwithstanding anything in Article 6 to the contrary, Tenant shall protect and defend Landlord from and against all criminal prosecution regarding and shall indemnify and hold Landlord harmless from and against any and all losses, costs, liabilities or damages (including reasonable attorneys' fees and disbursements and court costs) arising by reason of:

        (a) Any and all U.S. Federal, state or local income taxes imposed upon Landlord in consequence of Landlord being treated as the owner or lessor of the Premises (or any part thereof) for such tax purposes; provided Landlord has fully complied with Section 18.2;

        (b) Any and all taxes imposed upon Tenant (except to the extent of Landlord Taxes or to the extent that such taxes are imposed upon Tenant as a result of Landlord's failure to comply with its obligations under this Lease);

        (c) Any and all taxes required to be withheld from payments made by Tenant to a third party not related to or affiliated with Landlord;

        (d)   Any and all Real Estate Taxes;

        (e) Any and all taxes owed by Landlord (other than Landlord Taxes) as a result of payment made by Tenant to Landlord pursuant to Tenant's indemnity obligations under this Section 19.1; and

        (f) Any and all costs, liabilities or damages (including reasonable attorneys' fees) incurred by Landlord in obtaining indemnification payments from Tenant under the provisions of this Section 19.1.

Tenant's obligation to reimburse or indemnify Landlord for any taxes, governmental fees, penalties, interest or other supplemental tax charges under this Lease shall be reduced by the value of any related or offsetting tax benefits derived or realized by Landlord. Tenant's duty to indemnify Landlord under this Section 19.1 shall apply only to taxes arising during the Term (whether or not due and payable at the conclusion of the Term), but shall otherwise survive the expiration or earlier termination of this Lease.

     19.2 Environmental Indemnity. Tenant agrees to indemnify and hold Landlord harmless from and against, and to reimburse Landlord with respect to, any and all claims, demands, causes of action, losses, damages, liabilities, costs and expenses (including attorneys' fees and court costs), fines and/or penalties of any and every kind or character, known or unknown, fixed or contingent, asserted or potentially asserted against or incurred by Landlord at any time and from time to time by reason of, in connection with or arising out of (A) the failure of Tenant to perform any obligation herein required to be performed by Tenant regarding Applicable Environmental Laws, (B) any violation of any Applicable Environmental Law by Tenant or with respect to the Premises or any disposal or other release by Tenant or with respect to the Premises of any hazardous substance, environmental contaminants or solid waste on or to the Premises, whether or not resulting in a violation of any Applicable Environmental Law, (C) any act, omission, event or circumstance by Tenant or with respect to the Premises which constitutes or has constituted violation of any Applicable Environmental Law with respect to the Premises, regardless of whether the act, omission, event or circumstance constituted a violation of any Applicable Environmental Law at the time of its existence or occurrence, and (D) except to the extent of Landlord's gross negligence or willful misconduct, any and all claims or proceedings (whether brought by private party or governmental agencies) for bodily injury, property damage, abatement or remediation, environmental damage or impairment or any other injury or damage resulting from or relating to any hazardous or toxic substance or contaminated material located upon or migrating into, from or through the Premises (whether or not the release of such materials was caused by Tenant, a subtenant, a prior owner of the Premises or any other Entity) which Landlord may incur.
Tenant's duty to indemnify Landlord under this Section 19.2 shall survive the expiration or earlier termination of the Lease with respect to events occurring during or prior to the expiration of the Term or after the Term while Landlord has record title to and Tenant is occupying the Premises, but shall terminate as to events occurring wholly after Tenant is no longer in possession of the Premises.

     19.3 General Indemnity. Except to the extent of Landlord's gross negligence or willful misconduct, Tenant shall defend, indemnify, and hold Landlord harmless from and against any and all losses, costs, expenses, liabilities, claims, causes of action and damages of all kinds that may result to Landlord, including reasonable attorneys' fees and disbursements incurred by Landlord, arising because of any failure by Tenant to perform any of its obligations under this Lease or any of the documents executed in connection with this Lease. Tenant's duty to indemnify Landlord under this Lease shall survive the expiration or earlier termination of this Lease.

 ARTICLE 20
 COVENANTS OF LANDLORD

     20.1 Title. In the event Tenant so requests in writing (and so long as either Tenant agrees to indemnify Landlord to Landlord's satisfaction from any liabilities or obligations in connection therewith, or Landlord does not incur any liabilities or obligations in connection therewith), Landlord shall execute all documents, instruments and agreements reasonably re-quested by Tenant in order to accomplish any of the following in the manner reasonably requested by Tenant and within the time parameters reasonably requested by Tenant: (1) remove exceptions to title to or affecting the Premises; (2) create exceptions to title (including, without limitation, easements and rights of way) to or affecting the Premises; or (3) modify any then-existing exception to title. Tenant shall promptly reimburse Landlord for, or at Landlord's request, pay directly in advance, all reasonable costs, expenses and other amounts incurred or required to be expended by Landlord in order to comply with Tenant's requests made in accordance with the preceding sentence, and the failure of Tenant to reimburse or pay any such amounts shall result in the suspension of Landlord's obligations under such sentence with respect to that particular request until the amounts required to be paid by Tenant under this sentence have been paid.

     20.2  Land Use.  Except where requested by Tenant pursuant to this
Section 20.2, Landlord shall not cause or give its written consent to any land use or zoning change affecting the Premises or any changes of street grade. In the event Tenant so requests in writing (and so long as either Tenant agrees to indemnify Landlord to Landlord's satisfaction, from any liabilities or obligations in connection therewith, or Landlord does not incur any liabilities or obligations in connection therewith), Landlord shall execute all documents, instruments and agreements reasonably re-quested by Tenant in order to accomplish any of the following in the manner reasonably requested by Tenant and within the time parameters reasonably requested by Tenant: (1) cause a change in any land use restriction or law affecting the Premises; (2) cause a change in the zoning affecting the Premises; or (3) cause a change in the street grade with respect to any street in the vicinity of the Premises. Tenant shall promptly reimburse Landlord for, or at Landlord's request, pay directly in advance, all reasonable costs, expenses and other amounts incurred or required to be expended by Landlord in order to comply with Tenant's requests made in accordance with the preceding sentence, and the failure of Tenant to reimburse or pay any such amounts shall result in the suspension of Landlord's obligations under such sentence with respect to that particular request until the amounts required to be paid by Tenant under this sentence have been paid.

     20.3 Transfer of Property Interests. Except as requested by Tenant pursuant to this Lease, Landlord shall not transfer to any third party any rights inuring to or benefits associated with the Premises (including, without limitation, zoning rights, development rights, air space rights, mineral, oil, gas or water rights). Nothing in this Section 20.3 shall limit Landlord's right to transfer Landlord's interest in this Lease to a third party or its rights to transfer the Premises, pursuant to
Section 11.2; provided that as to a transfer under Section 11.2 any purchaser of Landlord's interest in the Premises shall be bound by the terms of this Lease, including without limitation the terms of this
Section 20.3).

                 	[Signatures begin on next page.]



IN WITNESS WHEREOF, the parties hereto have duly executed this Lease as of the day and year first above written.


                              	TENANT:  READ-RITE CORPORATION, a
                                        Delaware Corporation


                                        By	\s\ Rex S. Jackson
                                        Name	Rex S. Jackson
                                        Its	 V.P./General Counsel








                  	(Signatures continued on next page)



                                        LANDLORD: SUMITOMO BANK LEASING AND
                                                  FINANCE, INC., a Delaware
                                                    corporation


                                                  By \s\ William M. Ginn
                                                  Name	 William M. Ginn
                                                  Its President


                                                  Dated: April 25, 1996



	Exhibit A

	DESCRIPTION OF THE LAND

	Exhibit B

	CLOSING COSTS AND FEES TO BE INCLUDED IN INITIAL ADVANCE

The following items shall be included in the definition of the Initial Advance under Section 2.17 of the Lease:

 1. Arrangement fee (SBLF)            $    89,662.75
 2. Fees to Graham & James                 12,500.00
 3. Costs to Graham & James                 1,675.00
 4. Fees to Wilson, Sonsini                12,000.00
 5. Appraisal Fee                           4,500.00
 6. Fees to Title Company                  17,491.98
 7. Acquisition Cost plus
         Interest for Closing Delay     8,784,244.59
 8. Other Misc. Fees and Costs             44,200.30
                                      --------------
          Total                       $ 8,966,274.62
                                      ==============


	Exhibit C

	PERMITTED TITLE EXCEPTIONS

1. TAXES for the fiscal year 1995-1996.

2. THE LIEN of supplemental taxes, if any, assessed pursuant to Chapter
   3.5 commencing with Section 75 of the California Revenue and Taxation
   Code.

3. EASEMENT for the purposes stated herein and incidents thereto
   Purpose		:	Clay Pipe Sewer Lines
   Granted to	: 	Union Sanitary District
   Recorded	: 	June 14, 1957, Book 8390, Page 123, Official
                                Records
   Affects		: 	The Westerly 10 feet of Parcel 2

4. EASEMENT for the purposes stated herein and incidents thereto
   Purpose		: 	Railroad Spur Tract
   Granted to	: 	Inland Steel Productions Company
   Recorded	: 	April 27, 1960, Reel 75, Image 820, Official
                                 Records
   Affects		: 	The most Southerly corner of Parcel 2

5. EASEMENT for the purposes stated herein and incidents thereto
   Purpose		: 	Water Pipe Lines
   Granted to	: 	Alameda County Water District
   Recorded	: 	August 1, 1960, Reel 137, Image 313, Official
                                 Records
   Affects		: 	An Easterly portion of Parcel 4

6. EASEMENT for the purposes stated herein and incidents thereto
   Purpose		: 	Public Utilities
   Granted to	: 	Pacific Bell
   Recorded	: 	April 2, 1990, Series No. 90-88308, Official
                                 Records
   Affects		: 	That portion on filed map marked "PUE"

7. EASEMENT for the purposes stated herein and incidents thereto
   Purpose		: 	Flood Control Facilities and Appurtenances
               and the Right of Ingress and Egress over all of said land
   Granted to	: 	Alameda Country Flood Control and Water
                      Conservation District, a body corporate and politic
   Recorded	: 	February 7, 1984, Series No. 84-025069, Official
                                 Records
   Affects		: 	A Southerly portion of Parcel 2

8. EASEMENT for the purposes stated herein and incidents thereto
   Purpose		: 	Ingress and Egress
   Granted to	: 	Alameda Country Flood Control and Water
                      Conservation District, a body corporate and politic
   Recorded	: 	February 7, 1984, Series Nos. 84-25070, 84-25071
                      and 84-25072, Official Records
   Affects		: 	All of Parcel Map 5447

9. EASEMENT shown on filed map, and incidents thereto
   Purpose		: 	Sanitary Sewer
   Affects		: 	A Northerly and Northwesterly portion of
                      Parcel 2

10. EASEMENT shown on filed map, and incidents thereto
    Purpose		: 	Private Storm Drain
    Affects		: 	A strip of land 15 feet wide over a
                     Southwesterly portion of Parcel 2

11. EASEMENT shown on filed map, and incidents thereto
    Purpose	: 	Storm Drain
    Affects	: 	The Westerly 320.10 feet of the Southerly 10 feet of
                           Parcel 3 and the Westerly 10 feet of Parcel 4

12. EASEMENT shown on filed map, and incidents thereto
    Purpose	: 	Landscape
    Affects	: 	The Easterly 20 feet of Parcels 3 and 4, and an 8
               foot strip along the Westerly and Northerly line of Parcel 3

13. EASEMENT shown on filed map, and incidents thereto
    Purpose	: 	Public Utilities
    Affects	: 	The Easterly and Southerly 10 feet of Parcels 3 and
            4 and the Easterly 10 feet of Parcel 2 which abuts Skyway Court

14. AGREEMENT on the terms and conditions contained therein.
    Entitled		: 	Agreement for Removal of Structural
               Appurtenances (License to Encroach in Public Drain Easement)
    Between		: 	Sysco/Avard Continental Food Services, Inc., a
                      Delaware corporation
    And		: 	City of Fremont
    Recorded	: 	October 8, 1992, Series No. 92327105, Official
                         Records

15. Any rights, interests, or claims which may exist or arise by reason of the following facts shown on a survey plat entitled ALTA/ACSM Land
Title Survey for the Read Rite Corporation, dated February 14, 1996, prepare by Kier and Wright Civil Engineers and Surveyors, Inc., Job No. 89525-4.

     A. The fact that a chain title fence along the Easterly and Southerly boundaries of said lands are partly on said lands and partly on adjoining lands, and;

     B. The fact that an old wire fence along the Westerly boundary of said lands is partly on said lands and partly on adjoining lands, and;

     C. The fact that a chain link fence along the Northerly and Westerly boundary of said lands is partly on said lands and partly on adjoining property.


	Exhibit D

(MEMORANDUM OF LEASE OF THE LAND)


RECORDING REQUESTED BY, AND
WHEN RECORDED, RETURN TO:

Sumitomo Bank Leasing and Finance, Inc.
c/o Graham & James, LLP
One Maritime Plaza, Suite 100
San Francisco, CA  94111
Attention: Bruce W. Hyman, Esq.




MEMORANDUM OF LEASE OF THE LAND


   THIS MEMORANDUM OF LEASE OF THE LAND ("Memorandum of Lease") is
executed as of April     , 1996, by and between SUMITOMO BANK LEASING AND
FINANCE, INC., a Delaware corporation ("Landlord"), and READ-RITE
CORPORATION, a Delaware corporation ("Tenant").

	RECITALS

   WHEREAS, Landlord and Tenant have executed that certain lease ("Lease")
dated as of April    , 1996, covering a leasehold interest in certain land
located on the real property located in the City of Fremont, Alameda County, California as more particularly described in Schedule 1 attached hereto and incorporated herein by this reference ("Land") (the Land is referred to herein as the "Premises"); and

   WHEREAS, Landlord and Tenant desire to record notice of the Lease in the real estate records of Alameda County, California:

   NOW, THEREFORE, in consideration of the foregoing, Landlord and Tenant hereby declare as follows:



     1. Demise. Landlord hereby leases the Premises to Tenant and Tenant hereby leases the Premises from Landlord, subject to the terms, covenants and conditions contained in the Lease.

     2. Expiration Date. The term of the Lease ("Term") shall commence with respect to the Premises on the date hereof and shall expire on
April   ,1999.

     3. Option to Purchase. Tenant has an option to purchase the Premises, as more particularly described in the Lease, at any time during the Term (including any extension thereof).

     4. Restrictions on Encumbrances. Landlord is prohibited from recording against the Premises liens (including, without limitation, deeds of trust), encumbrances, and other matters that would constitute exceptions to title, and from amending or modifying any of the foregoing that may exist now or during the Term, as more particularly described in the Lease.

     5. Restrictions on Transfers by Landlord. Subject to certain exceptions, Landlord may transfer its interest in the Premises to a third party subject to the restrictions which are set forth with more particularity in the Lease.

     6. Counterparts. This Memorandum of Lease may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall comprise but a single instrument.

   IN WITNESS WHEREOF, Landlord and Tenant have executed this Memorandum of Lease as of the date and year first written above.


                                 	TENANT: READ-RITE CORPORATION, a
                                          Delaware Corporation


                                          By
                                          Name
                                          Its


                  	(Signatures continued on next page)



                                	LANDLORD: SUMITOMO BANK LEASING AND
                                           FINANCE, INC., a Delaware
                                             corporation


                                                    By
                                                    Name
                                                    Its






	Schedule 1 to Exhibit D

	[to follow]



	Exhibit E

	LIST OF LITIGATION


	None.


	Exhibit F

	LIST OF GOVERNMENTAL APPROVALS


	None.


	Exhibit G

	LIST OF ENVIRONMENTAL LAWS


	None.

 Exhibit H

 FORM OF OFFICERS' CERTIFICATE

   The undersigned,_______________ of READ-RITE CORPORATION, a Delaware corporation, hereby certifies that as of the date hereof the lease dated April___, 1996 by and between SUMITOMO BANK LEASING AND FINANCE, INC., a Delaware corporation, as Landlord and READ-RITE CORPORATION, a Delaware corporation, as Tenant is in full force and effect, and Tenant is not in default thereunder.


Date:__________________              ___________________________





Recording Requested By
		And
When Recorded Return To:

Graham & James LLP
One Maritime Plaza, Suite 300
San Francisco, CA  94111
Attention:  Bruce W. Hyman, Esq.


=================================================================
=================================================================

                        READ-RITE CORPORATION,
                        a Delaware corporation
                             as Trustor,
                                 to
               FIRST AMERICAN TITLE INSURANCE COMPANY,
                     a California corporation,
                            as Trustee,
                        for the benefit of

               SUMITOMO BANK LEASING AND FINANCE, INC.,
                     a Delaware corporation,
                          as Beneficiary

=================================================================
=================================================================

               	DEED OF TRUST, FINANCING STATEMENT,
              	SECURITY AGREEMENT AND FIXTURE FILING
	              (WITH ASSIGNMENT OF RENTS AND LEASES)

=================================================================
                  	Dated:  April 25, 1996
=================================================================
=================================================================

This instrument is a Deed of Trust, Financing Statement, Security Agreement and Fixture Filing (with Assignment of Rents and Leases) of both real and personal property, including fixtures. This instrument contains provisions accelerating the obligations hereby secured upon certain sales or further encumbrances of the property hereby covered.


	              T A B L E   O F   C O N T E N T S


Section                                                             Page


GRANTING CLAUSES

GRANTING CLAUSE FIRST
Land                                                                  2

GRANTING CLAUSE SECOND
Improvements                                                          3

GRANTING CLAUSE THIRD
Equipment                                                             3

GRANTING CLAUSE FOURTH
Other and After Acquired Property                                     4

GRANTING CLAUSE FIFTH
Proceeds and Awards                                                   4

ARTICLE 1

COVENANTS OF TRUSTOR

SECTION 1.1     Insurance                                             5
                (a) Casualty Insurance                                5
SECTION 1.2     Damage and Destruction                                5
                (a) Trustor's Obligations                             5
                (b) Beneficiary's Rights;
                    Application of Proceeds                           5
                (c) Effect on the Indebtedness                        6
SECTION 1.3     Condemnation                                          6
                (a) Trustor's Obligations; Proceedings                6
                (b) Beneficiary's Rights to Proceeds                  7
                (c) Application of Proceeds - Total Taking            7
                (d) Application of Proceeds - Partial Taking          7
                (e) Right to Participate                              8
                (f) Effect on the Obligations                         8

ARTICLE 2

ADDITIONAL ADVANCES; EXPENSES; INDEMNITY

SECTION 2.1     Additional Advances and Disbursements                 9
SECTION 2.2     Other Expenses                                        9
SECTION 2.3     Indemnity                                            10

ARTICLE 3

DEFAULTS AND REMEDIES

SECTION 3.1     Events of Default                                    11
SECTION 3.2     Remedies                                             11
SECTION 3.3     Trustor's Personal Property and Trade
                    Fixtures                                         14
SECTION 3.4     Expenses                                             14
SECTION 3.5     Rights Pertaining to Sales                           14
SECTION 3.6     Application of Proceeds                              16
SECTION 3.7     Additional Provisions as to Remedies                 17
SECTION 3.8     Waiver of Rights and Defenses                        19
SECTION 3.9     Exercise by Trustee                                  21

ARTICLE 4

DEFEASANCE
SECTION 4.1     Defeasance                                           21



ARTICLE 5

ADDITIONAL PROVISIONS

SECTION 5.1     Provisions as to Payments, Advances                  21
SECTION 5.2     Usury Savings Clause                                 22
SECTION 5.3     Separability                                         22
SECTION 5.4     Notices                                              22
SECTION 5.5     No Merger                                            23
SECTION 5.6     Applicable Law                                       23
SECTION 5.7     Provisions as to Covenants and
                      Agreements                                     23
SECTION 5.8     Matters to be in Writing                             24
SECTION 5.9     Construction of Provisions                           24
SECTION 5.10    Successors and Assigns                               25
SECTION 5.11    Request for Notice                                   25
SECTION 5.12    Fixture Filing                                       25
SECTION 5.13    Entire Agreement                                     25

ARTICLE 6

PROVISIONS AS TO TRUSTEE

SECTION 6.1     Trustee's Appointment                                26


ARTICLE 7

SPECIAL PROVISIONS

SECTION 7.1     Defeasance and Release                               27
SECTION 7.2     Subordination                                        27
SECTION 7.3     Counterparts                                         27

EXHIBIT A	- Property Description


THIS DEED OF TRUST, FINANCING STATEMENT, SECURITY AGREEMENT and FIXTURE FILING (WITH ASSIGNMENT OF RENTS AND LEASES) ("Deed of Trust") is made this 25th day of April, 1996 by READ-RITE CORPORATION, a Delaware corporation "Trustor"), whose address is 345 Los Coches Street, Milpitas, California, 95035 to FIRST AMERICAN TITLE INSURANCE COMPANY, a corporation organized and existing under the laws of the State of California ("Trustee") for the benefit of SUMITOMO BANK LEASING AND FINANCE, INC., a corporation having its mailing address at 277 Park Avenue, New York, New York 10172 ("Beneficiary").

	W I T N E S S E T H :

   WHEREAS, Concurrently herewith Beneficiary is entering into a lease of the land of even date of that certain unimproved real property more particularly described in Exhibit A attached hereto, with Trustor for the purpose of financing the acquisition of such property that is part of the Mortgaged Property (as defined below) and leasing such property to Trustor (the "Lease"). Pursuant to the terms of the Lease, Beneficiary is obligated to finance the acquisition of the Land in an amount up to, but not to exceed, $10,000,000, including interest and fees which is to be repaid to Beneficiary pursuant to the terms of the Lease.

   WHEREAS, the total indebtedness and liabilities that are to be secured by this Deed of Trust shall be as follows:

     i) all amounts payable by Trustor under and in connection with the Lease and under any other document or instrument executed by Trustor, securing, evidencing or relating to the Lease or any of the security therefor, (the Lease and such other documents and instruments being hereinafter collectively referred to as the "Transaction Documents"), in each case as the same may be modified, amended, or supplemented from time to time including but not limited to Base Rent and Additional Rent, as defined in the Lease, all sums Beneficiary may advance, pay or incur under or in connection with the Lease that are the obligation of Trustor under the Lease or any other sums advanced by Trustee or Beneficiary for the benefit of Trustor under the Lease that are the obligation of Trustor under the Lease;

     ii) all amounts payable by Trustor, under or in connection with this Deed of Trust, as the same may be amended, modified or supplemented from time to time, including all sums, amounts and expenses which Trustee or Beneficiary may advance, pay or incur in connection with or any other sums advanced by Trustee or Beneficiary for the protection of its security interests under the Transaction Documents; and

     iii) any other indebtedness, obligation or agreement of Trustor when evidenced or set forth in a document or instrument executed by Trustor reciting that it is secured by this Deed of Trust;

(all such amounts, obligations and liabilities described in (i) through (iii) being hereinafter collectively referred to as the "Obligations"); and

     WHEREAS, it has been agreed that the payment and performance of the Obligations shall be secured by a conveyance of certain property as hereinafter described; and


      NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to secure the due and punctual payment in full by Trustor, whether at stated maturity, by acceleration or otherwise, and performance of the Obligations, Trustor does hereby, give, grant, bargain, sell, warrant, mortgage, transfer, grant a security interest in, set over, deliver, confirm and convey unto Trustee, in trust, with power of sale and right of entry as hereinbelow provided, upon the terms and conditions of this Deed of Trust, the following property described in Granting Clauses FIRST through FIFTH below:

	GRANTING CLAUSES

     All the estate, right, title and interest of Trustor, whether now owned or hereafter acquired, in, to and under, or derived from:


	GRANTING CLAUSE FIRST
	Land

     All those certain lots, pieces or parcels of land located in the City of Fremont, the County of Alameda and the State of California, as more particularly described in Exhibit A attached hereto, as the description of the same may be amended, modified or supplemented from time to time, all rights, title and interest of Trustor therein, including Trustor's right, title and interest in said real property, including such interests under the Lease, and including Trustor's options to purchase said real property under Article 17.1 of the Lease and all and singular reversions or remainders in and to said land and the tenements, hereditaments, transferable entitlements and development rights, easements (in gross and/or appurtenant) existing as of the date hereof or arising thereafter, agreements, rights-of-way or use rights (including alley, drainage, horticultural, mineral, mining, water, oil and gas rights and any other rights to produce or share in the production of anything therefrom or attributable thereto), privileges, royalties and appurtenances to said land, now or hereafter belonging or in anyway appertaining thereto, including any such right, title, interest in, to or under any agreement or right granting, conveying or creating, for the benefit of said land, any easement, right or license in any way affecting said land and/or other land and in, to or under any streets, ways, alleys, vaults, gores or strips of land adjoining said land or any parcel thereof, or in or to the air space over said land, all rights of ingress and egress with respect to said land, and all claims or demands of Trustor, either at law or in equity, in possession or expectancy, of, in or to the same (all of the foregoing hereinafter collectively referred to as the "Land").


	GRANTING CLAUSE SECOND
	Improvements

     All buildings, structures, facilities, landscaping and other improvements now or hereafter located on the Land, and all building material, building equipment, supplies and fixtures of every kind and nature now or hereafter located on the Land or attached to, contained in or used in connection with any such buildings, structures, facilities, landscaping or other improvements, and all appurtenances and additions thereto and betterments, renewals, substitutions and replacements thereof, (all of the foregoing hereinafter collectively referred to as the "Improvements").


	GRANTING CLAUSE THIRD
	Equipment

     To the extent that the same are not Improvements but are located on the Land, all machinery, apparatus, goods, equipment, materials, building materials, fittings, chattels and tangible personal property, and all appurtenances and additions thereto and betterments, renewals, substitutions and replacements thereof, wherever situated on the Land, and now or hereafter located on, attached to, contained in or used in connection with the Land, or placed on any part thereof, though not attached thereto, but excluding any and all trade fixtures and other items of personal property now or hereafter installed or used by Trustor in connection with the operation of its business in the Improvements ("Trustor's Property")(all of the foregoing hereinafter collectively referred to as the "Equipment"), including without limitation all screens, awnings, shades, blinds, curtains, draperies, carpets, rugs, furniture and furnishings, heating, lighting, air conditioning, refrigerating, incinerating and/or compacting plants, systems and equipment, hoists, stoves, ranges, vacuum and other cleaning systems, call systems, sprinkler systems and other fire prevention and extinguishing apparatus and materials, motors, machinery, pipes, ducts, conduits, dynamos, engines, compressors, generators, boilers, stokers, furnaces, pumps, tanks, appliances, equipment and fittings (the Land, the Improvements and the Equipment hereinafter collectively referred to as the "Premises"); all contract rights of Trustor in construction contracts, plans and specifications, and architects' agreements arising out of the improvements of the Premises, all permits, licenses, franchises, certificates and other rights and privileges obtained in connection with the Premises; all names under which the Land and Improvements may at any time be operated or known (provided that nothing herein shall give Beneficiary the right to use the name or any derivative of the name of Trustor without the consent of Trustor), and all proceeds, substitutions and replacements of all of the foregoing. Trustor hereby grants to Trustee and Beneficiary, a security interest in and to all of Trustor's present and future "equipment" (excluding Trustor's Property)(as defined in the Uniform Commercial Code of the State of California), to the extent that such equipment is located on or used in connection with the Premises, that may be hereafter acquired by Trustor, and Trustee and Beneficiary shall have, in addition to all rights and remedies provided herein and in the Transaction Documents, all of the rights and remedies of a "secured party" under said Uniform Commercial Code. This Deed of Trust constitutes and shall be deemed to be a "security agreement" for all purposes of said Uniform Commercial Code. It is agreed that all Equipment is part and parcel of the Land and the Improvements and appropriated to the use thereof and, whether affixed to the Land and/or the Improvements or not, shall, for purposes of this Deed of Trust be deemed conclusively to be real estate and mortgaged or otherwise conveyed or encumbered hereby.


	GRANTING CLAUSE FOURTH
	Other and After Acquired Property


	INTENTIONALLY DELETED


	GRANTING CLAUSE FIFTH
	Proceeds and Awards

     All unearned premiums, accrued, accruing or to accrue under insurance policies now or hereafter obtained by Trustor relating to the Land, all proceeds (including funds, accounts, deposits, instruments, general intangibles, notes or chattel paper) of the conversion, voluntary or involuntary, of any of the property described in these Granting Clauses into cash or other liquidated claims, including proceeds of hazard, title and other insurance and proceeds received pursuant to any sales or rental agreements of Trustor in respect of the property described in these Granting Clauses, and all judgments, damages, awards, settlements and compensation (including interest thereon) heretofore or hereafter made to the present and all subsequent owners of the Premises and/or any other property or rights conveyed or encumbered hereby for any injury to or decrease in the value thereof for any reason, or by any governmental or other lawful authority for the taking by eminent domain, condemnation or otherwise of all or any part of the property covered hereby, including awards for any change of grade of streets (the Premises and all other property and rights described in Granting Clauses THIRD and FIFTH, hereinafter sometimes collectively referred to as the "Mortgaged Property").

     Notwithstanding anything herein to the contrary, this Deed of Trust shall not cover any personal property, process equipment, furniture, furnishings, or trade fixtures which are not purchased, paid for, or otherwise financed by "Advances" (as that term is defined in the Lease) made by Beneficiary, whether or not installed upon the Land or within or made part of the Improvements. This Deed of Trust does not encumber any personal property of Trustor which is not related to the ownership, development, improvement or operation of the Premises.

     TO HAVE AND TO HOLD, all and singular the Mortgaged Property, whether now owned or leased or hereafter acquired and whether now or hereafter existing, together with all rights, privileges and appurtenances thereunto belonging, unto Trustee and Beneficiary, forever, for the uses and purposes herein set forth, subject however to the provisions of Article VI hereof.

     AND Trustor covenants with and represents, warrants to and agrees with Trustee and Beneficiary as follows:




ARTICLE 1.

	COVENANTS OF TRUSTOR

Section 1.1 	Insurance.

  (a) Casualty Insurance. Trustor will keep the Premises insured at all times at no cost to Beneficiary for the benefit of Trustee and Beneficiary to the extent and in the manner described in the Lease and for the coverages described in the Lease, naming Trustee and Beneficiary as loss payees or additional insureds, as appropriate.

Section 1.2 	Damage and Destruction.

  (a) Trustor's Obligations. In the event of any material damage to or loss or material destruction of the Land or Improvements, Trustor shall promptly notify Beneficiary of such event.

  (b) Beneficiary's Rights; Application of Proceeds. In the event that any portion of the Land or Improvements is so damaged, destroyed or lost, and any such damage, destruction or loss is covered, in whole or in part, by insurance described in Section 1.1, then the following provisions shall apply:

     (1) If an Event of Default has occurred hereunder and is continuing, (i) Beneficiary may, but shall not be obligated to, make proof of loss if not made promptly by Trustor, and Beneficiary is hereby authorized and empowered by Trustor to settle, adjust or compromise any claims for damage, destruction or loss thereunder unless the proposed amount of proceeds from such claims exceeds the then outstanding amount of the Obligations, and (ii) each insurance company concerned is hereby authorized and directed to make payment therefor directly to Beneficiary, to be applied, at Beneficiary's option, to the Obligations then secured hereby, in such order as Beneficiary may determine in its sole discretion.
 Unless otherwise required by law, such application to the Obligations by Beneficiary of such payments shall not, by itself, cure or waive any Event of Default hereunder or notice of default under this Deed of Trust or any other Transaction Document or invalidate any act done pursuant to such notice.

     (2) If no Event of Default hereunder has occurred and is continuing, and if such proceeds are reasonably expected to be $100,000 or less, Trustor shall be entitled to receive all such proceeds provided that Trustor applies such proceeds to the restoration, replacement, and rebuilding of that portion of the Land or Improvements so damaged, destroyed or lost in accordance with the provisions of the Lease.

     (3) If such proceeds are reasonably expected to exceed
$100,000 and if an Event of Default has not occurred hereunder or has occurred but is not continuing, then if Trustor elects not to restore the damage, the insurance proceeds shall be paid to the Beneficiary and applied to the reduction of the Obligations.


  (c) Effect on the Indebtedness. Any reduction in the Obligations resulting from the application to the Obligations of insurance proceeds shall be deemed to take effect only on the date of receipt by Beneficiary of such proceeds and the application of such proceeds to the Obligations; provided that if prior to the receipt by Beneficiary of such proceeds, the Mortgaged Property shall have been sold on foreclosure of this Deed of Trust, or shall have been transferred by deed in lieu of foreclosure of this Deed of Trust, notwithstanding any limitation on Trustor's liability contained herein or the other Transaction Documents, Beneficiary shall have the right to receive the same to the extent of any deficiency following such sale or conveyance, together with attorneys' fees and disbursements incurred by Trustee and Beneficiary in connection with the collection thereof. After payment in full of all Obligations, any excess insurance proceeds shall be delivered to Trustor for disposition in the manner set forth in the Lease.

Section 1.3 	Condemnation.

  (a) Trustor's Obligations; Proceedings. Trustor, promptly upon obtaining knowledge of any pending or threatened institution of any proceedings for the condemnation of the Land or Improvements, or any part thereof or interest therein, or of any right of eminent domain, or of any other proceedings arising out of injury or damage to or decrease in the value of the Land or Improvements (including a change in grade of any street), or any part thereof or interest therein (collectively referred to herein as "Condemnation"), will notify Beneficiary of the threat or pendency thereof and the following provisions shall apply:

  (b) Beneficiary's Rights to Proceeds. If the amount of all compensation, awards, proceeds and other payments or relief in connection with such condemnation, including without limitation proceeds of sale in lieu of Condemnation, made or granted to Trustor (collectively the "Proceeds") is reasonably expected to be in excess of $100,000, all Proceeds and all judgments, decrees and awards for injury or damage to the Land and Improvements are hereby assigned to Beneficiary and shall be paid to Beneficiary to be held and disbursed as hereinafter set forth. Trustor agrees to execute and deliver such further assignments thereof as Beneficiary may request to effectuate the foregoing and authorizes Beneficiary to collect and receive the same for disbursement as hereinafter set forth.

  (c) Application of Proceeds - Total Taking.  In the event of a
Condemnation of all or substantially all of the Land and Improvements (a "Total Taking") or, without regard to whether there has been a Total Taking or a Partial Taking (as defined below), if an Event of Default shall have occurred hereunder and be continuing:

     (1) Beneficiary shall be entitled to all Proceeds of such Condemnation made or granted to Trustor (but not to any compensation, award or other payment or relief made or granted for the benefit of tenants of the Improvements) and, if an Event of Default shall have occurred and be continuing shall be entitled, at Beneficiary's option, to commence, appear in and prosecute in its own name any action or proceedings. All such Proceeds shall be deemed assigned to Beneficiary to the extent of any sums then secured by this Deed of Trust, and Trustor agrees to execute such further assignments of the Proceeds as Beneficiary or Trustee may require.

     (2) Beneficiary shall apply all such Proceeds, after deducting therefrom all costs and expenses (regardless of the particular nature thereof and whether incurred with or without suit), including reasonable attorneys' fees, incurred by it in connection with the collection of such Proceeds, to the Obligations secured by this Deed of Trust, in such order as Beneficiary may determine in its sole discretion. Unless otherwise required by applicable law, such application or release shall not, by itself, cure or waive any Event of Default hereunder or notice of default under this Deed of Trust or any other Transaction Document or invalidate any act done pursuant to such notice. After payment in full of all Obligations, any excess Proceeds shall be delivered to Trustor for disposition in the manner set forth in the Lease.

  (d) Application of Proceeds - Partial Taking.  If an Event of
Default shall not have occurred hereunder and be continuing and in the event of a Condemnation of less than all or substantially all of the Land and/or Improvements (a "Partial Taking"), the following provisions shall apply:

     (1) In the event that such Proceeds are in an amount less than $100,000, Trustor shall be entitled to receive all such Proceeds provided that Trustor applies such Proceeds to the payment of the costs and expenses of repairing and restoring the Land and Improvements.

     (2) In the event that such Proceeds are in the amount of $100,000 or more, the Proceeds shall be paid to and shall be disbursed by Beneficiary in the same manner, for the same purposes and subject to the same requirements as are applicable to insurance proceeds pursuant to the provisions hereof.

  (e) Right to Participate. If an Event of Default shall have occurred and be continuing hereunder Beneficiary shall have the right to settle, adjust or compromise any claim in connection with a Condemnation of the Land and/or Improvements in its sole discretion. If an Event of Default shall not have occurred hereunder or has occurred but is not continuing then: (A) Trustor may settle, adjust or compromise any claim which is reasonably expected to be in an amount less than $100,000; and
(B) with respect to any claim which is reasonably expected to be in the amount of $100,000 or more, Beneficiary and Trustor shall each consult and cooperate with the other and each shall be entitled to participate in all meetings and negotiations with respect to the settlement of such claim. Trustor at its expense shall deliver to Beneficiary copies of all papers served in connection with such Condemnation. Any adjustment or settlement by Trustor of any claim which is in an amount in excess of $100,000 shall be subject to the reasonable approval of Beneficiary.

  (f) Effect on the Obligations. Notwithstanding any condemnation, taking or other proceeding referred to in this Section causing injury to or decrease in value of the Premises (including a change in grade of any street), or any interest therein, Trustor shall continue to pay and perform the Obligations as provided herein. Any reduction in the Obligations resulting from the application to the Obligations of any proceeds, judgments, decrees or awards pursuant to Section 1.3(b), (c) or
(d) shall be deemed to take effect only on the date of receipt by Beneficiary of such proceeds, judgments, decrees or awards and their application against the Obligations; provided that if prior to the receipt by Beneficiary of such proceeds, judgments, decrees or awards the Mortgaged Property shall have been sold on foreclosure of this Deed of Trust, or shall have been transferred by deed in lieu of foreclosure of this Deed of Trust, Beneficiary shall have the right to receive the same to the extent of any deficiency following such sale, with legal interest thereon together with attorneys' fees and disbursements incurred by Trustee and Beneficiary in connection with the collection thereof.



ARTICLE 2.

	ADDITIONAL ADVANCES; EXPENSES; INDEMNITY

Section 2.1 Additional Advances and Disbursements. Trustor agrees that if an Event of Default occurs hereunder and is continuing then Trustee and/or Beneficiary shall have the right, but not the obligation, in Trustor's name or in its or their own name, and without notice to Trustor to exercise any and all rights and remedies of the landlord under the Lease, and, for such purpose, Trustor expressly grants to Trustee and Beneficiary, in addition and without prejudice to any other rights and remedies hereunder, the right to enter upon and take possession of the Premises in accordance with applicable law to such extent and as often as either of them may deem necessary or desirable. Except as otherwise provided by law, no such exercise shall be deemed to have cured such Event of Default with respect thereto. All reasonable sums advanced and all reasonable expenses incurred by Trustee and/or Beneficiary in connection with such exercise, and all other reasonable sums advanced or expenses incurred by Beneficiary hereunder or under applicable law (whether required or optional and whether indemnified hereunder or not) shall be part of the Obligations, shall bear interest at the Default Rate (as defined in Section 2.8 of the Lease) from the date of disbursement until paid and shall be secured by this Deed of Trust. Trustee and/or Beneficiary, upon making any such advance, shall be subrogated to all of the rights of the person receiving such advance.

Section 2.2. 	Other Expenses.

  (a)	Trustor will pay or, on demand, reimburse Trustee and
Beneficiary for the payment of, all recording and filing fees, abstract fees, title insurance premiums and fees, Uniform Commercial Code search fees, escrow fees, reasonable attorneys' fees and disbursements and all other reasonable costs and expenses incurred by Trustor, Trustee and/or Beneficiary in connection with the granting, closing and enforcement (including the preparation of the Transaction Documents) of the transactions contemplated hereunder or under the other Transaction Documents, or otherwise attributable or chargeable to Trustor as owner of the Mortgaged Property. Notwithstanding anything to the contrary contained herein in this Section 2.2(a), the provisions of this Section 2.2(a) shall not be deemed or construed to authorize Beneficiary to undertake, exercise or perform any action in the administration of the transactions contemplated hereunder not otherwise (i) authorized by the terms of this Deed of Trust or the Transaction Documents or (ii) permitted under applicable law to be undertaken, exercised or performed by a trust deed beneficiary to protect the security afforded by a deed of trust upon real property.

  (b)	Trustor will pay or, on demand, reimburse Trustee and
Beneficiary for the payment of any reasonable costs or expenses (including attorneys' fees and disbursements) incurred or expended in connection with or incidental to (i) any Event of Default by Trustor or (ii) the exercise or enforcement by or on behalf of Trustee and/or Beneficiary of any of their rights or remedies or Trustor's obligations under this Deed of Trust or under the other Transaction Documents, including the enforcement, compromise or settlement of this Deed of Trust or the Obligations or the defense or assertion of the rights and claims of Trustee and Beneficiary hereunder in respect thereof, by litigation or otherwise.

Section 2.3. 	Indemnity.

  (a)	Trustor agrees to indemnify and hold harmless Trustee and
Beneficiary from and against any and all losses, liabilities, suits, obligations, fines, damages, judgments, penalties, claims, charges, costs and expenses (including attorneys' fees and disbursements) which may be imposed on, incurred or paid by or asserted against Trustee and/or Beneficiary by reason or on account of, or in connection with, (i) any willful misconduct of Trustor or any Event of Default by Trustor hereunder,
(ii) Trustee's and/or Beneficiary's good faith and commercially reasonable exercise of any of their rights and remedies, or the performance of any of their duties, hereunder or under the other Transaction Documents to which Trustor is a party, (iii) the construction, reconstruction or alteration of the Premises by Trustor, (iv) any negligence of Trustor, or any negligence or willful misconduct of any lessee of the Premises, or any of their respective agents, contractors, subcontractors, servants, employees, licensees or invitees, or (v) any accident, injury, death or damage to any person or property occurring in, on or about the Premises or any street, drive, sidewalk, curb or passageway adjacent thereto, in each case of (i) through (v) above, except for the willful misconduct or gross negligence of the indemnified person, or any of its agents, contractors, subcontractors, servants, employees, licensees or invitees. Any amount payable to Trustee, Beneficiary or counsel for Beneficiary under this Section 2.3 shall be due and payable within five (5) days after demand therefor and receipt by Trustor of a statement from Trustee, Beneficiary and/or counsel for Beneficiary setting forth in reasonable detail the amount claimed and the basis therefor, and such amounts shall bear interest at the Default Rate (as defined in Section 2.8 of the Lease) from and after the date such amounts are paid by counsel for Beneficiary, Beneficiary or Trustee until paid in full by Trustor.

  (b) Trustor's obligations under this Section shall not be affected by the absence or unavailability of insurance covering the same or by the failure or refusal by any insurance carrier to perform any obligation on its part under any such policy of covering insurance. If any claim, action or proceeding is made or brought against Trustee and/or Beneficiary which is subject to the indemnity set forth in this Section, Trustor shall resist or defend against the same, if necessary in the name of Trustee and/or Beneficiary, by attorneys for Trustor's insurance carrier (if the same is covered by insurance) or otherwise by attorneys approved by Beneficiary. Notwithstanding the foregoing, Trustee and Beneficiary, in their discretion, may engage their own attorneys to resist or defend, or assist therein, and Trustor shall pay, or, on demand, shall reimburse Trustee and Beneficiary for the payment of, the reasonable fees and disbursements of said attorneys; provided, however, that for so long as there is no Event of Default under this Lease, which Event of Default is continuing, Trustor shall have the sole right to control settlement discussions and decisions after consultation with the lawyer(s) for Trustee and Beneficiary.

ARTICLE 3

DEFAULTS AND REMEDIES

Section 3.1. Events of Default. The term "Event of Default", as used in this Deed of Trust, shall mean the occurrence of an "Event of Default" under the Lease.

Section 3.2. Remedies. Upon the occurrence of any one or more Events of Default subject to Article VII and Section 3.3 below, Trustee and/or Beneficiary may (but shall not be obligated), in addition to any rights or remedies available to them hereunder or under the other Transaction Documents, take such action personally or by their agents or attorneys, with or without entry, and without notice, demand, presentment or protest (each and all of which are hereby waived to the extent permitted by law) as they deem necessary or advisable to protect and enforce Beneficiary's rights and remedies against Trustor and in and to the Mortgaged Property, including the following actions, each of which may, subject to Section 3.3 hereof, be pursued concurrently or otherwise, at such time and in such order as Trustee and/or Beneficiary may determine, in their sole discretion, without impairing or otherwise affecting its or their other rights or remedies:

  (a) declare the entire balance of the Obligations (including the entire principal balance thereof, all accrued and unpaid interest and any premium thereon and all other such sums secured hereby) to be immediately due and payable and upon any such declaration the entire unpaid balance of the Obligations shall become and be immediately due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by Trustor anything in the Transaction Documents to the contrary notwithstanding; or

  (b) institute a proceeding or proceedings, judicial or otherwise, for the complete foreclosure of this Deed of Trust under any applicable provision of law; or

  (c) institute a proceeding or proceedings for the partial foreclosure of this Deed of Trust under any applicable provision of law for the portion of the Obligations then due and payable, subject to the lien of this Deed of Trust continuing unimpaired and without loss of priority so as to secure the balance of the Obligations not then due and payable; or

  (d) cause any or all of the Mortgaged Property to be sold under the power of sale granted by this Deed of Trust or any of the other Transaction Documents in any manner permitted by applicable law. For any sale under the power of sale granted by this Deed of Trust, Trustee or Beneficiary must record and give all notices required by law and then, upon the expiration of such time as is required by law, may sell the Mortgaged Property, and all estate, right, title, interest, claim and demand of Trustor therein, and all rights of redemption thereof, at one or more sales, as an entirety or in parcels, with such elements of real and/or personal property (and, to the extent permitted by applicable law, may elect to deem all of the Mortgaged Property to be real property for purposes thereof), and at such time or place and upon such terms as Trustee and Beneficiary may determine and shall execute and deliver to the purchaser or purchasers thereof a deed or deeds conveying the property sold, but without any covenant or warranty, express or implied, and the recitals in the deed or deeds of any facts affecting the regularity or validity of the sale will be conclusive against all persons. In the event of a sale, by foreclosure or otherwise, of less than all of the Mortgaged Property, this Deed of Trust shall continue as a lien and security interest on the remaining portion of the Mortgaged Property; or

  (e) institute an action, suit or proceeding in equity for the specific performance of any of the provisions contained in the Transaction Documents; or

  (f) apply for the appointment of a receiver, custodian, trustee, liquidator or conservator of the Mortgaged Property, to be vested with the fullest powers permitted under applicable law, as a matter of right and without regard to or the necessity to disprove the adequacy of the security for the Obligations or the solvency of Trustor or any other person liable for the payment of the Obligations, and Trustor and each other person so liable waives or shall be deemed to have waived such necessity and consents or shall be deemed to have consented to such appointment; or

  (g) subject to the provisions and restrictions of any applicable law, enter upon the Premises, and exclude Trustor and its agents and servants wholly therefrom, without liability for trespass, damages or otherwise, and take possession of all books, records and accounts relating thereto and all other Mortgaged Property but not as to Trustor's business conducted thereon and Trustor agrees to surrender possession of the Mortgaged Property and of such books, records and accounts to Trustee or Beneficiary on demand after the happening of any Event of Default (provided, however, that Trustee and/or Beneficiary may not take possession of any books, records and/or accounts relating to the Premises or other Mortgaged Property unless Trustee or Beneficiary shall have given written notice to Trustor demanding that Trustor deliver to the appropriate person all such books, records, and/or accounts and Trustor shall have failed to deliver such books, records and/or accounts on or before two (2) business days following the date that Trustor shall have received such notice); and having and holding the same may use, operate, manage, preserve, control and otherwise deal therewith, either personally or by its superintendents, managers, agents, servants, attorneys or receivers, without interference from Trustor; and upon each such entry and from time to time thereafter may, at the expense of Trustor and the Mortgaged Property, without interference by Trustor and as Beneficiary may reasonably deem advisable to protect the value thereof, (i) either by purchase, repair or construction, maintain and restore the Premises, (ii) insure or reinsure the same, (iii) make all necessary or proper repairs, renewals, replacements, alterations, additions, betterments and improvements thereto and thereon, and (iv) in every such case in connection with the foregoing have the right to exercise all rights and powers of Trustor with respect to the Mortgaged Property, either in Trustor's name or otherwise, including the right to make, terminate, cancel, enforce or modify leases, obtain and evict tenants and subtenants on such terms as Beneficiary shall deem advisable and to take any actions described in subsection (i) of this Section; or

  (h) subject to the provisions and restrictions of any applicable law, may, with or without the entrance upon the Premises, collect, receive, sue for and recover in its own name all Rents and cash collateral derived from the Premises, and after deducting therefrom all reasonable costs, expenses and liabilities of every character incurred by Trustee and/or Beneficiary in collecting the same and in using, operating, managing, preserving and controlling the Premises, and otherwise in exercising Trustee's and/or Beneficiary's rights under subsection (g) of this Section, including all amounts necessary to pay taxes, assessments, insurance premiums and other reasonable charges in connection with the Premises, as well as reasonable compensation for the services of Trustee and Beneficiary and their respective attorneys, agents and employees, to apply the remainder as provided in Section 3.6; or

  (i) with the consent of Trustor, release any portion of the Mortgaged Property for such consideration as Beneficiary may require without, as to the remainder of the Mortgaged Property, in any way impairing or affecting the lien or priority of this Deed of Trust, or improving the position of any subordinate lienholder with respect thereto, except to the extent that the Obligations shall have been reduced by the actual monetary consideration, if any, received by Trustee and/or Beneficiary for such release, and may accept by assignment, pledge or otherwise any other property in place thereof as Trustee and/or Beneficiary may require without being accountable for so doing to any other lienholder; or

  (j) may take all actions permitted under the Uniform Commercial
Code of the State of California; or

  (k) may take any other action, or pursue any other right or remedy, as Trustee and/or Beneficiary may have under applicable law, and Trustor does hereby grant the same to Trustee and Beneficiary.

In the event that Trustee and/or Beneficiary shall exercise any of the rights or remedies set forth in subsections (g) and (h) of this Section, neither Trustee nor Beneficiary shall be deemed to have entered upon or taken possession of the Mortgaged Property except upon the exercise of its option to do so, evidenced by its demand and overt act for such purpose, nor shall it be deemed a beneficiary or mortgagee in possession by reason of such entry or taking possession, unless applicable law requires that it be deemed to be a beneficiary or mortgagee in possession. Neither Trustee nor Beneficiary shall be liable to account for any action taken pursuant to any such exercise other than for rents actually received by such party, nor liable for any loss sustained by Trustor resulting from any failure to let the Premises, or from any other act or omission of Trustee and/or Beneficiary, except to the extent such loss is caused by the willful misconduct or bad faith of such party or such liability may not be waived under applicable law. Trustor hereby consents to, ratifies and confirms the exercise by Trustee and/or Beneficiary of said rights and remedies.

Section 3.3. Trustor's Personal Property and Trade Fixtures. Trustor shall be entitled up to ten (10) days after the consummation of a foreclosure sale hereunder to enter the Mortgaged Property during normal business hours for the purpose of removing its personal property and trade fixtures there-from at its expense, provided that it repairs only damage to the Mortgaged Property caused by such removal.

Section 3.4. Expenses. If any action is commenced to foreclose this Deed of Trust, or to enforce any other remedy of Trustee and/or Beneficiary under any of the Transaction Documents, whether such action is judicial or pursuant to the power of sale contained herein or otherwise, there shall be added to the Obligations secured by this Deed of Trust all reasonable costs and expenses, including reasonable attorney's fees, plus interest thereon at the Default Rate (as defined in Section 2.8 of the Lease) until paid, in the commencement and prosecution of such action, whether or not such action results in a foreclosure sale, foreclosure or other judicial decree or judgment.

Section 3.5 Rights Pertaining to Sales. Subject to the provisions or other requirements of law, the following provisions shall apply to any sale or sales of the Mortgaged Property under or by virtue of this Article III, whether made under the power of sale herein granted or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale:

  (a) Trustee, at the request of Beneficiary, may conduct any number of sales from time to time. The power of sale set forth in
Section 3.2(d) hereof shall not be exhausted by any one or more such sales as to any part of the Mortgaged Property which shall not have been sold, nor by any sale which is not completed or is defective in Trustee's or Beneficiary's opinion, until the Obligations shall have been paid in full.

  (b) Any sale may be postponed or adjourned by public announcement at the time and place appointed for such sale or for such postponed or adjourned sale without further notice.

  (c) After each sale, Trustee, or an officer of any court empowered to do so, shall execute and deliver to the purchaser or purchasers at such sale a good and sufficient instrument or instruments granting, conveying, assigning and transferring all right, title and interest of Trustor in and to the Mortgaged Property and rights sold and shall receive the proceeds of said sale or sales and apply the same as herein provided. Trustee is hereby appointed the true and lawful attorney-in-fact of Trustor, which appointment is irrevocable and shall be deemed to be coupled with an interest, in Trustor's name and stead, to make all necessary conveyances, assignments, transfers and deliveries of the property and rights so sold, and for that purpose Trustee may execute all necessary instruments of conveyance, assignment, transfer and delivery, and may substitute one or more persons with like power, Trustor hereby ratifying and confirming all that said attorney or such substitute or substitutes shall lawfully do by virtue thereof. Nevertheless, Trustor, if requested by Trustee or Beneficiary, shall ratify and confirm any such sale or sales by executing and delivering to Trustee or such purchaser or purchasers all such instruments as may be advisable, in Trustee's or Beneficiary's judgment, for the purposes as may be designated in such request.

  (d) Any and all statements of fact or other recitals made in any of the instruments referred to in subsection (c) of this Section given by Trustee and/or Beneficiary as to nonpayment of the Obligations, or as to the occurrence of any Event of Default, or as to Beneficiary having declared all or any of the Obligations to be due and payable, or as to the request to sell, or as to notice of time, place and terms of sale and of the property or rights to be sold having been duly given, or as to the refusal, failure or inability to act of Trustee, or as to the appointment of any substitute or successor Trustee, or as to any other act or thing having been duly done by Trustor, Beneficiary, or by such Trustee, shall be taken as conclusive and binding against all persons as to evidence of the truth of the facts so stated and recited. Trustee and/or Beneficiary may appoint or delegate any one or more persons as agent to perform any act or acts necessary or incident to any sale so held, including the posting of notices and the conduct of sale, but in the name and behalf of Trustee or Beneficiary, as applicable.

  (e) The receipt of Trustee for the purchase money paid at any such sale, or the receipt of any other person authorized to receive the same, shall be sufficient discharge therefor to any purchaser of any property or rights sold as aforesaid, and no such purchaser, or its representatives, grantees or assigns, after paying such purchase price and receiving such receipt, shall be bound to see to the application of such purchase price of any part thereof upon or for any trust or purpose of this Deed of Trust or, in any manner whatsoever, be answerable for any loss, misapplication or non-application of any such purchase money, or part thereof, or be bound to inquire as to the authorization, necessity, expediency or regularity of any such sale.

  (f) Any such sale or sales shall operate to divest all of the estate, right, title, interest, claim and demand whatsoever, whether at law or in equity, of Trustor in and to the properties and rights so sold, and shall be a perpetual bar both at law and in equity against Trustor and any and all persons claiming or who may claim the same, or any part thereof or any interest therein, by, through or under Trustor to the fullest extent permitted by applicable law.

  (g) Upon any such sale or sales, Beneficiary may bid for and acquire the Mortgaged Property and, in lieu of paying cash therefor, may make settlement for the purchase price by crediting against the Obligations the amount of the bid made therefor, after deducting therefrom the expenses of the sale, the cost of any enforcement proceeding hereunder and any other sums which Trustee or Beneficiary is authorized to deduct under the terms hereof, to the extent necessary to satisfy such bid.

  (h) In the event that Trustor, or any person claiming by, through or under Trustor, shall transfer or refuse or fail to surrender possession of the Mortgaged Property after any sale thereof, then Trustor, or such person shall be deemed a tenant at sufferance of the purchaser at such sale, subject to eviction by means of forcible entry and detainer proceedings, or subject to any other right or remedy available hereunder or under applicable law.

  (i) Upon any such sale, it shall not be necessary for Trustee, Beneficiary or any public officer acting under execution or order of court to have present or constructively in its possession any of the Mortgaged Property.

  (j) In the event of any sale referred to in this Section, the entire Obligations, if not previously due and payable, immediately thereupon shall, notwithstanding anything to the contrary herein or in the other Transaction Documents, become due and payable.

  (k) In the event a foreclosure hereunder shall be commenced by Trustee at the request of Beneficiary, Trustee or Beneficiary may at any time before the sale of the Mortgaged Property abandon the sale, and may, subject to Article VII hereof, institute suit for the collection of the Obligations and for the foreclosure of this Deed of Trust, or in the event that Trustee or Beneficiary should institute a suit for collection of the Obligations, and for the foreclosure of this Deed of Trust, Beneficiary may at any time before the entry of final judgment in said suit dismiss the same and sell or require Trustee to sell the Mortgaged Property in accordance with the provisions of this Deed of Trust.

Section 3.6. Application of Proceeds. The purchase money, proceeds or avails of any sale referred to in Section 3.5, together with any other sums which may be held by Trustee or Beneficiary hereunder, whether under the provisions of this Article III or otherwise, shall, except as herein expressly provided to the contrary, be applied as follows:

	First: To the payment of the costs and expenses of any such sale, including compensation to Trustee and/or Beneficiary, their agents and counsel, and of any judicial proceeding wherein the same may be made, and of all expenses, liabilities and advances made or incurred by Trustee and/or Beneficiary hereunder, together with interest thereon as provided herein, and all taxes, assessments and other charges, except any taxes, assessments or other charges subject to which the Mortgaged Property shall have been sold.

	Second: To the payment in full of the Obligations (including interest and fees) in such order as Beneficiary may elect.

	Third: To the payment of any other sums secured hereunder or required to be paid by Trustor pursuant to any provision of the Transaction Documents.

	Fourth: To the payment of the surplus, if any, to whomsoever may be lawfully entitled to receive the same.

Section 3.7. 	Additional Provisions as to Remedies.

  (a) No right or remedy herein conferred upon or reserved to Trustee or Beneficiary is intended to be exclusive of any other right or remedy, and each and every such right or remedy shall be cumulative and continuing, shall be in addition to every other right or remedy given hereunder, or under the other Transaction Documents or now or hereafter existing at law or in equity, and may be exercised from time to time and as often as may be deemed expedient by Trustee or Beneficiary.

  (b) No delay or omission by Trustee or Beneficiary to exercise any right or remedy hereunder upon any default or Event of Default shall impair such exercise, or be construed to be a waiver of any such default or Event of Default or an acquiescence therein.

  (c) The failure, refusal or waiver by Trustee or Beneficiary of its right to assert any right or remedy hereunder upon any default or Event of Default or other occurrence shall not be construed as waiving such right or remedy upon any other or subsequent default or Event of Default or other occurrence.

  (d) Neither Trustee nor Beneficiary shall have any obligation to pursue any rights or remedies they may have under any other agreement prior to pursuing their rights or remedies hereunder or under the other
Transaction Documents.

  (e) No recovery of any judgment by Trustee or Beneficiary and no levy of an execution upon the Mortgaged Property or any other property of Trustor shall affect, in any manner or to any extent, the lien of this Deed of Trust upon the Mortgaged Property, or any liens, rights, powers or remedies of Trustee or Beneficiary hereunder, and such liens, rights, powers and remedies shall continue unimpaired as before.

  (f) Beneficiary may resort or cause Trustee to resort to any security given by this Deed of Trust or any other security now given or hereafter existing to secure the Obligations, in whole or in part, in such portions and in such order as Beneficiary may deem advisable, and no such action shall be construed as a waiver of any of the liens, rights or benefits granted hereunder.

  (g) Acceptance of any payment after the occurrence of any default or Event of Default shall not be deemed a waiver or a cure of such default or Event of Default, and acceptance of any payment less than any amount then due shall be deemed an acceptance on account only.

  (h) In the event that Trustee or Beneficiary shall have proceeded to enforce any right or remedy hereunder by foreclosure, sale, entry or otherwise, and such proceeding shall be discontinued, abandoned or determined adversely for any reason, then Trustor, Trustee and Beneficiary shall be restored to their former positions and rights hereunder with respect to the Mortgaged Property, subject to the lien hereof.

  (i) In every instance when a receiver is appointed with respect to all or any portion of the Mortgaged Property pursuant to Section 3.2(f) above or otherwise, at Beneficiary's discretion, the receiver shall be authorized, among other such duties and powers as may be ordered or granted by the court, to take possession of the Mortgaged Property; to manage, control and protect the Mortgaged Property; to collect the rents, issues, profits, revenues, earnings and income arising therefrom, and to apply the same toward the payment of reasonable expenses, including reasonable management and operating expenses, taxes, assessments, utilities, mortgage payments and insurance premiums of or in connection with the Mortgaged Property; to maintain the Mortgaged Property in a reasonable state of repair so that there will be no excessive depreciation or devaluation thereof arising from lack of prudent management; to enter into such lease agreements or rental agreements with new tenants for the Mortgaged Property as such receiver deems reasonable and prudent; to amend, extend or renew existing leases upon such terms as such receiver deems reasonable and prudent; to, if necessary, retain a property management firm to assist in such duties upon such terms as such receiver deems reasonable and appropriate; and to take such other action as is necessary in order to provide services to the tenants under any existing or future leases or as is necessary to accomplish any of the foregoing.

Section 3.8. Waiver of Rights and Defenses. To the full extent Trustor may lawfully do so, Trustor agrees with Beneficiary as follows:

  (a) Trustor will not at any time, insist on, plead, claim or take the benefit or advantage of any statute or rule of law now or hereafter in force providing for any appraisement, valuation, stay, extension, moratorium or redemption, or of any statute of limitations, and Trustor, for itself and its heirs, devises, representatives, successors and assigns, and for any and all persons ever claiming an interest in the Mortgaged Property (other than Beneficiary) hereby, to the extent permitted by applicable law, waives and releases all rights of redemption, valuation, appraisement, notice of intention to mature or declare due the whole of the Obligations, and all rights to a marshalling of the assets of Trustor, including the Mortgaged Property, or to a sale in inverse order of alienation, in the event of foreclosure of the liens and security interests created hereunder.

  (b) Trustor shall not have or assert any right under any statute or rule of law pertaining to any of the matters set forth in subsection (a) of this Section, to the administration of estates of decedents or to any other matters whatsoever to defeat, reduce or affect any of the rights or remedies of Trustee and Beneficiary hereunder, including the rights of Trustee and/or Beneficiary hereunder to a sale of the Mortgaged Property for the collection of the Obligations without any prior or different resort for collection, or to the payment of the Obligations out of the proceeds of sale of the Mortgaged Property in preference to any other person.

  (c) If any statute or rule of law referred to in this Section and now in force, of which Trustor or any of its representatives, successors or assigns and such other persons claiming any interest in the Mortgaged Property might take advantage despite this Section, shall hereafter be repealed or cease to be in force, such statute or rule of law shall not thereafter be deemed to preclude the application of this Section.

  (d) Trustor shall not be relieved of its obligation to pay the Obligations at the time and in the manner provided herein and in the other Transaction Documents, nor shall the lien or priority of this Deed of Trust or any other Transaction Documents be impaired by any of the following actions, non-actions or indulgences by Trustee or Beneficiary:

      (i) any failure or refusal by Trustee or Beneficiary to comply with any request by Trustor (X) to consent to any action by Trustor or (Y) to take any action to foreclose this Deed of Trust or otherwise enforce any of the provisions hereof or of the other
Transaction Documents;

     (ii) any release, regardless of consideration, of the whole or any part of the Mortgaged Property or any other security for the Obligations, or any person liable for payment of the Obligations;

     (iii) any waiver by Beneficiary of compliance by Trustor with any provision of this Deed of Trust or the other Transaction
Documents, or consent by Beneficiary to the performance by Trustor of any action which would otherwise be prohibited thereunder, or to the failure by Trustor to take any action which would otherwise be required hereunder or thereunder; and

     (iv) any agreement or stipulation between Trustee or Beneficiary and Trustor, or, with or without Trustor's consent, between Trustee or Beneficiary and any subsequent owner or owners of the Mortgaged Property or any other security for these Obligations, renewing, extending or modifying the time of payment or the terms of this Deed of Trust or any of the other Transaction Documents (including a modification of any interest rate), and in any such event Trustor shall continue to be obligated to pay the Obligations at the time and in the manner provided herein and in the other Transaction Documents, as so renewed, extended or modified, unless expressly released and discharged by Beneficiary.

  (e) Regardless of consideration, and without the necessity for any notice to or consent by the holder of any subordinate lien, encumbrance, right, title or interest in or to the Mortgaged Property, Beneficiary may release any person at any time liable for the payment of the Obligations or any portion thereof or any part of the security held for the Obligations and may extend the time of payment or otherwise modify the terms of this Deed of Trust or of any of the Transaction Documents, without in any manner impairing or affecting this Deed of Trust, as so extended and modified, as security for the Obligations over any such subordinate lien, encumbrance, right, title or interest. Beneficiary may resort for the payment of the Obligations to any other security held by Beneficiary (or any trustee for the benefit of Beneficiary) in such order and manner as Beneficiary in its discretion, may elect. Beneficiary may take or cause to be taken action to recover the Obligations, or any portion thereof, or to enforce any provision hereof or of the other Transaction Documents without prejudice to the right of Beneficiary thereafter to foreclose or cause to be foreclosed this Deed of Trust. Beneficiary shall not be limited exclusively to the right and remedies herein stated but shall be entitled to every additional right and remedy now or hereafter afforded by law or equity. The rights of Trustee and Beneficiary under this Deed of Trust shall be separate, distinct and cumulative and none shall be given effect to the exclusion of the others. No act of Trustee and/or Beneficiary shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision.

Section 3.9. Exercise by Trustee. Notwithstanding anything herein to the contrary, Trustee (a) shall not exercise, or waive the exercise of, any of its rights or remedies under this Article (other than its right to reimbursement) except upon the request of Beneficiary, and (b) shall exercise, or waive the exercise of, any or all of such rights or remedies upon the request of Beneficiary and at the direction of Beneficiary as to the manner of such exercise or waiver, provided that Trustee shall have the right to decline to follow any of such request or direction if Trustee shall be advised by counsel that the action or proceeding, or manner thereof, so directed may not lawfully be taken or waived.

Section 3.10. Rights of Beneficiary. Notwithstanding anything contained herein to the contrary, Beneficiary shall not be entitled to exercise its remedies under Article III hereof upon any failure by Trustor to perform any of its obligations hereunder unless and until an Event of Default has occurred under Section 3.1 hereof.

ARTICLE 4.

	DEFEASANCE

Section 4.1. Defeasance. If all of the Obligations shall be paid, then and in that event only all rights hereunder shall terminate and the Mortgaged Property shall become wholly released and cleared of the liens, security interests, conveyances and assignments evidenced hereby, upon receipt by Beneficiary of payment of all Obligations secured hereby. In such event Trustee shall at the request of the Trustor, execute and promptly deliver to Trustor, in recordable form, all such documents as shall be necessary to release the Mortgaged Property from the liens, security interests, conveyances and assignments created or evidenced hereby and any such documents, when duly executed by the Trustee and duly recorded in the Counties where this Deed of Trust is recorded, shall conclusively evidence the reconveyance of this Deed of Trust. Notwithstanding anything in the preceding sentence to the contrary, Trustee shall so release the Mortgaged Property only upon the direction of Beneficiary.



ARTICLE 5

	ADDITIONAL PROVISIONS

Section 5.1. 	Provisions as to Payments, Advances.

  (a) To the extent that any part of the Obligations is used to pay indebtedness secured by any outstanding lien, security interest, charge or encumbrance against the Mortgaged Property that is superior to this Deed of Trust, or to pay in whole or in part the purchase price therefor, Trustee and Beneficiary shall be subrogated to any and all rights, security interests and liens held by any owner or holder of the same, whether or not the same are released. Trustor agrees that, in consideration of such payment by Trustee or Beneficiary, effective upon such payment Trustor shall and hereby does waive and release all demands, defenses and causes of action for offsets and payments with respect to the same.

  (b) Any payment made under this Deed of Trust by any person at any time liable for the payment of the Obligations, or by any subsequent owner of the Mortgaged Property or by any person or entity that might be prejudiced in the event of a failure to make such payment, or by any partner, stockholder, officer or director thereof, shall be deemed, as between Trustee or Beneficiary and all such persons, to have been made on behalf of all such persons.

Section 5.2. Usury Savings Clause. All agreements in this Deed of Trust and in the other Transaction Documents are expressly limited so that in no contingency or event whatsoever, whether by reason of advancement or acceleration of maturity of the Obligations, or otherwise, shall the amount paid or agreed to be paid hereunder for the use, forbearance or detention of money exceed the highest lawful rate permitted under applicable usury laws, if any. If, from any circumstance whatsoever, fulfillment of any provision of the Transaction Documents, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law which a court of competent jurisdiction may deem applicable hereto, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity and if, from any circumstance whatsoever, Beneficiary shall ever receive as interest an amount which would exceed the highest lawful rate, the receipt of such excess shall be deemed a mistake and shall be cancelled automatically or, if theretofore paid, such excess shall be credited against the Obligations to which the same may lawfully be credited, and any portion of such excess not capable of being so credited shall be rebated to Trustor.

Section 5.3. Separability. If all or any portion of any provision of this Deed of Trust or the other Transaction Documents shall be held to be invalid, illegal or unenforceable in any respect, then such invalidity, illegality or unenforceability shall not affect any other provision hereof or thereof, and such provision shall be limited and construed in such jurisdiction as if such invalid, illegal or unenforceable provision or portion thereof were not contained herein or therein.

Section 5.4. Notices. Any notice, demand, consent, approval, direction, agreement or other communication (any "Notice") required or permitted hereunder or under the other Transaction Documents shall be in writing and shall be validly given and effectively served if mailed by United States mail, first class or certified mail, return receipt requested, postage prepaid, or by hand delivery by a recognized courier service, or by next day delivery by recognized overnight courier service, courier charges prepaid:


		(a)	If to Trustor:

			Read-Rite Corporation
			345 Los Coches Street
			Milpitas, CA  95035
			Attn:  Jane Conn, Treasurer

			With a copy to:

			Wilson, Sonsini, Goodrich & Rosati
			650 Page Mill Road
			Palo Alto, CA 94304
			Attn:  Bradford C. O'Brien, Esq.

		(b)	If to Beneficiary:

			Sumitomo Bank Leasing and Finance Inc.
			277 Park Avenue
			New York, NY 10172
			Attn:  Chief Credit Officer

			With a copy to:

			Graham & James LLP
			One Maritime Plaza, Suite 300
			San Francisco, CA  94111
			Attention:  Bruce W. Hyman, Esq.

Any Notice shall be deemed to have been validly given and effectively served hereunder three (3) days after so mailed.

Any person shall have the right to specify, from time to time, as its address or addresses for purposes of this Deed of Trust, any other address or addresses. Such Notice of change of address or addresses shall be effective only upon actual receipt.

Section 5.5. No Merger. If both the lessor's and the lessee's interest under the Lease or any other lease shall at any time become vested in any one person, this Deed of Trust and the lien and security interest created hereby shall not be destroyed or terminated by the application of the doctrine of merger and, in such event, Trustee and Beneficiary shall continue to have and enjoy all of the rights and privileges of Trustee and Beneficiary hereunder as to each separate estate.

Section 5.6. Applicable Law. This Deed of Trust shall be governed by, and construed in accordance with, the law of the State of California.

Section 5.7. Provisions as to Covenants and Agreements. All of Trustor's covenants and agreements hereunder shall run with the land and time is of the essence with respect thereto.

Section 5.8. Matters to be in Writing. This Deed of Trust cannot be altered, amended, modified, terminated or discharged except in a writing signed by the party against whom enforcement of such alteration, amendment, modification, termination or discharge is sought. No waiver, release or other forbearance by Trustee or Beneficiary will be effective against Trustee or Beneficiary unless it is in a writing signed by Beneficiary, and then only to the extent expressly stated.

Section 5.9. Construction of Provisions. The following rules of construction shall be applicable for all purposes of this Deed of Trust and all documents or instruments supplemental hereto, unless the context otherwise requires:

  (a) All references herein to numbered Articles or Sections or to lettered Exhibits are references to the Articles and Sections hereof and the Exhibits annexed to this Deed of Trust, unless expressly otherwise designated in context.

  (b) The terms "include", "including" and similar terms shall be construed as if followed by the phrase "without being limited to."

  (c) The term "knowledge" or "to best of knowledge" when and if used in connection with a representation or warranty made by Trustor means that Trustor and/or the representatives of Trustor have interviewed such persons, representatives, and responsible employees of Trustor, of the constituent general partners of Trustor and of the constituent general partners of such general partners, as may be applicable, as such representatives have determined are likely, in the ordinary course of their respective duties, to have knowledge of the matters set forth herein.

  (d) The terms "Mortgaged Property" and "Premises" shall be construed as if followed by the phrase "or any part thereof."

  (e) The term "Obligations" shall be construed as if followed by the phrase "or any other sums secured hereby, or any part thereof."

  (f) Words of masculine, feminine or neuter gender shall mean and include the correlative words of the other genders, and words importing the singular number shall mean and include the plural number, and vice versa.

  (g) The term "person" shall include natural persons, firms, partnerships, corporations and any other public and private legal entities.

  (h) The term "provisions," when used with respect hereto or to any other document or instrument, shall be construed as if preceded by the phrase "terms, covenants, agreements, requirements, conditions and/or."

  (i) All Article, Section and Exhibit captions herein are used for convenience and reference only and in no way define, limit or describe the scope or intent of, or in any way affect, this Deed of Trust.

  (j) The cover page of and all recitals set forth in, and all Exhibits to, this Deed of Trust are hereby incorporated in this Deed of Trust.

  (k) All obligations of Trustor hereunder shall be performed and satisfied by or on behalf of Trustor at Trustor's sole cost and expense.

  (l) The term "Lease" shall mean "tenancy, subtenancy, lease or sublease," the term "lessor" shall mean "landlord, sublandlord, owner, lessor and sublessor" and the terms "lessee" or "tenant" shall mean "tenant, subtenant, lessee and sublessee."

Section 5.10. Successors and Assigns. The provisions hereof shall be binding upon Trustor and the heirs, devises, representatives, successors and assigns of Trustor, including successors in interest of Trustor, in and to all or any part of the Mortgaged Property, and shall inure to the benefit of Trustee, Beneficiary and their respective heirs, successors, substitutes and assigns. All references in this Deed of Trust to Trustor, Trustee or Beneficiary shall be construed as including all of such other persons with respect to the person referred to. Where two or more persons have executed this Deed of Trust, the obligations of such persons shall be joint and several except to the extent the context clearly indicates otherwise.

Section 5.11.  Request for Notice.  Pursuant to California Government
Code Section 27321.5(b), Trustor hereby requests that a copy of any notice of default and a copy of any notice of sale given pursuant to this Deed of Trust be mailed to Trustor at the address set forth herein above.

Section 5.12. Fixture Filing. Portions of the Mortgaged Property are goods which are or are to become fixtures relating to the Land and/or the Premises, and Trustor covenants and agrees that the filing of this Deed of Trust in the real estate records of the county where the Premises are located shall also operate from the time of filing as a fixture filing in accordance with Section 9313 of the California Uniform Commercial Code.

Section 5.13. Entire Agreement. This Deed of Trust together with the related Transaction Documents contains the entire agreement between Trustor, Beneficiary and Trustee with regard to the rights and obligations of the Trustor, Beneficiary and Trustee in connection with the financing transaction contemplated herein.

ARTICLE 6

	PROVISIONS AS TO TRUSTEE

Section 6.1. Trustee's Appointment. Trustee accepts this Trust when this Deed of Trust, duly executed and acknowledged, is made public record as provided by law. Trustee may resign by an instrument in writing addressed to Beneficiary, or Trustee may be removed at any time with or without cause by an instrument in writing executed by Beneficiary and duly recorded. In case of the death, resignation, removal or disqualification of Trustee or if for any reason Beneficiary shall deem it desirable to appoint a substitute or successor trustee to act instead of Trustee herein named or any substitute or successor Trustee, then Beneficiary shall have the right and is hereby authorized and empowered to appoint a successor Trustee, or a substitute Trustee, without other formality than appointment and designation in writing executed and acknowledged by Beneficiary and the recordation of such writing in the office where this Deed of Trust is recorded, and the authority hereby conferred shall extend to the appoint-ment of other successor and substitute Trustees successively until the Obligations are paid in full or until the Mortgaged Property are sold hereunder. Such appointment and designation by Beneficiary shall be full evidence of the right and authority to make the same and of all facts therein recited. If such appointment is executed on behalf of Beneficiary by an officer of Beneficiary, such appointment shall be conclusively presumed to be executed with authority and shall be valid and sufficient without proof of any action by the Trustee or any superior officer of Beneficiary. Upon the making of such appointment and designation, all of the estate and title of Trustee in the Mortgaged Property shall vest in the named successor or substitute Trustee and it shall thereupon succeed to and shall hold, possess and execute all the rights, powers, privileges, immunities and duties herein conferred upon Trustee; but, nevertheless, upon the written request of Beneficiary or of the successor or substitute Trustee, Trustee ceasing to act shall execute and deliver an instrument transferring to such successor or substitute Trustee all of the estate and title in the Mortgaged Property of Trustee so ceasing to act, together with all the rights, powers, privileges, immunities and duties herein conferred upon Trustee, and shall duly assign, transfer and deliver any of the properties and moneys held by said Trustee hereunder to said successor or substitute Trustee. All references herein to Trustee shall be deemed to refer to Trustee (including any successor or substitute, appointed and designated, as herein provided) from time to time acting hereunder. Trustor hereby ratifies and confirms any and all acts which Trustee herein named or its successor or successors, substitute or substitutes, in this Deed of Trust, shall do lawfully by virtue hereof.

ARTICLE 7

	SPECIAL PROVISIONS

Section 7.1. Subordination. Provided there is no Event of Default or event which would constitute an Event of Default but for the passage of time or the giving of notice, or both, Beneficiary agrees to subordinate the lien of this Deed of Trust to any easements created by Trustor under Section 2.1 of the Lease, provided Trustor reimburses Beneficiary for all costs and expenses incurred in connection therewith.

Section 7.2. Counterparts. This Deed of Trust may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall comprise but a single instrument.

	[Signatures begin on next page.]



 IN WITNESS WHEREOF, the undersigned have executed this Deed of Trust the day first set forth above.


						"Trustor"

						READ-RITE CORPORATION,
						a Delaware corporation


						By: \S\ Rex Jackson
						Its:  Vice President,
                                                         General Counsel



	[All Signatures must be acknowledged]


	Exhibit "A"

	LEGAL DESCRIPTION

   Description of the Land

STATE OF CALIFORNIA )
                    ) ss.
COUNTY OF           )

     On the 24th day of April, 1996, before me, the undersigned, a Notary Public in and for said State, personally appeared Rex Jackson, personally known to me or proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s) or the entity upon behalf of which the person(s) acted, executed the instrument.

	WITNESS my hand and official seal.



						\s\  Barbara Ann Pollock,
						Notary Public

(SEAL)